                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement

     |_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     |X|  Definitive Proxy Statement

     |_|  Definitive Additional Materials

     |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

                  =============================================
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          (1)  Title of each class of securities to which transaction applies:
               N/A
          (2)  Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A
          (4)  Proposed maximum aggregate value of transaction: N/A
          (5)  Total fee paid: N/A

     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: N/A
          (2)  Form, Schedule or Registration Statement No.: N/A
          (3)  Filing Party: N/A
          (4)  Date Filed: N/A

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT





                                      2000



                           [UNITED BANCORP, INC. LOGO]

                           [UNITED BANCORP, INC. LOGO]


                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 18, 2000


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 18, 2000 at 4:30 p.m., local time, for the following purposes:

          1. To elect six directors constituting Class III of the Board of Directors, to serve for three years until the 2003 Annual Meeting of Shareholders.

          2. To ratify the appointment of Crowe, Chizek & Company, LLP as independent auditors.

          3.   To approve adoption of the Company's 1999 Stock Option Plan.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

          The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2000. Since United Bank & Trust is a subsidiary of a one-bank holding company, the accompanying financial statements of United Bancorp, Inc. satisfy the alternative disclosure requirements of the FDIC.

          You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS



          March 24, 2000                    Dale L. Chadderdon
                                            Senior Vice President,
                                            Secretary and Treasurer



Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 Phone 517.423.8373 - Fax 517.423.5041

                           [UNITED BANCORP, INC. LOGO]


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2000


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 2000 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 18, 2000 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 24, 2000.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on March 15, 2000 will be entitled to notice of and to vote at the Annual Meeting. On March 15, 2000, there were 1,819,193 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiary, United Bank & Trust (the "Bank"), may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 27, 2000.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the

Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2000 Annual Meeting of Shareholders ("Class III Directors") are David N. Berlin, Joseph D. Butcko, Richard A. Gurdjian, Kathryn M. Mohr, Richard Niethammer and John J. Wanke.

The Board of Directors has by resolution nominated six individuals for election as Class III Directors at the 1999 Annual Meeting of Shareholders. Those individuals are incumbent Class III Directors. Those persons who are elected as Class III Directors at the 2000 Annual Meeting of Shareholders will hold office for three years or as noted below. Their terms will expire at the 2003 Annual Meeting of Shareholders or upon the election and qualification of their successors.

If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Class III Directors receiving the six highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

As far as the Board is advised, only the six persons named above as nominees will be nominated for election as Directors at the 2000 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.


                        PROPOSAL 2 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek & Company, LLP as independent auditors for the Company and its subsidiary for the year ending December 31, 2000. Crowe, Chizek & Company, LLP first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek & Company, LLP will be present at the Annual Meeting to respond to appropriate questions concerning their audit for 1999, and to make any comments that they deem appropriate.


                         PROPOSAL 3 - STOCK OPTION PLAN

INTRODUCTION
The Board of Directors strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. Therefore, to attract and retain Directors, officers and other key management employees of exceptional abilities, and in recognition of the significant contributions made by these individuals, the Board of Directors of the Company has adopted a stock option incentive plan, designated as the United Bancorp, Inc. 1999 Stock Option Plan (the "Plan"), subject to shareholder approval.

The Plan would serve to provide financial benefit to those who are most able to impact the future profitability and viability of the Company, to the degree that they are successful in that endeavor. Directors and Management would see a direct cause and effect relationship between the long-term value of the Company and their compensation.

Recent research by Crowe Chizek & Company, LLP indicates that of peer banks surveyed in the range of $400 million to $1 billion in assets, 72% offer stock options to their key staff. In addition, other sources indicate that nationally, 80% to 90% of community banks with assets over $500 million offer stock options. The Board believes that top-notch talent is necessary to accomplish the Company's objectives, and competitive compensation packages must be offered to attract and retain that talent in the future. The Board's goals include enhancing shareholders' wealth and maintaining the prosperity and independence of the Company.

The Company will incur no expense other than minor administrative costs to implement the plan, and no expense is recognized on the books of the Company either for the issuance or exercise of options. Therefore, the Plan offers an ideal incentive to motivate and align key management with the best interests of the Company for the long term, at minimal cost to the Company.

The complete text of the Plan is attached to this Proxy Statement as Appendix B, and shareholders are advised to review that text as they deliberate upon the proposal to approve the Plan. The remainder of this section summarizes significant features of the Plan, and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES
The proposed plan is a Non-Qualified Stock Option Plan as defined under Internal Revenue Service regulations. Under the Plan, Directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price over a specific period of time.

1. Administration. The Plan is to be administered by a committee consisting of non-employee Directors of the Company. The Committee would determine:

     (a)  The persons to whom options will be granted
     (b)  The number of shares included with each option
     (c)  The date on which each option is to be granted.

     In making decisions for the above criteria, the Committee may consider input provided by the Bank's senior management. All grants are subject to approval by the Board of Directors.

2. Eligible Participants. The table below delineates the classes and approximate number of persons in each class who may be eligible to participate in the plan:

         Class                               Number of Potential Participants
         Non-officer Directors                                 16
         Executive Officers                                    10
         Non-Executive Officers                                12

3. Shares covered by the Plan. The stock subject to the options would be shares of authorized and unissued common stock of the Company. As defined in the Plan, options representing no more than 109,000 shares are to be made available to the Plan. This represents approximately 6% of the Company's current outstanding stock.

4. General Plan Operation. Options under this plan will be granted to Directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement.

5. Duration of the Plan. The Plan will become effective only if and when approved by the shareholders at the Annual Meeting. If approved, the Plan thereafter will continue in effect for five years, unless the plan is extended with the approval of shareholders.

CERTAIN TAX ASPECTS OF THE PLAN
The tax consequences of the Plan are complex, and the following discussion deals only with general tax principles applicable to the Plan under Federal law.

Recipients of options will not be deemed to have received any taxable income as a result of the granting of options. Taxable income will be realized at ordinary rates by the participants upon the exercise of an option in the amount that the fair market value of the shares acquired at the time of exercise exceeds the option price, and the Company will be entitled to a deduction for income tax purposes in an equivalent amount at that time. The subsequent sale of shares received on exercise will generally be taxed as a capital gain or loss to the participant.

POTENTIAL REALIZABLE DOLLAR VALUE OF AWARDS UNDER THE PLAN
Because the specific participants and the market value of Common Stock on the grant date cannot presently be determined, the benefits or amounts that will be received by participants under the Plan in the future are not determinable. Similarly, the benefits or amounts that would have been received by participants had the Plan been in effect during 1999 can not determined.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION
Michigan corporate law does not require shareholder approval of the Plan. However, because the plan contemplates the issuance of shares of Common Stock, shareholder approval currently is required in order for the Plan to meet certain requirements of Rule 16b-3 of the Securities Exchange Act.

Assuming the presence of a quorum, the proposal to approve the Plan will be carried if it receives the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon at the Annual Meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS
The Company is not involved in any material legal proceedings. The Bank is involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank. Neither the Bank nor the Company is involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Bank, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Bank.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS
The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are shown below.


                                                                                                          Director
               Name, Age, and Five Year Business Experience                                                Since
INCUMBENT DIRECTORS - TERMS EXPIRING IN 2001 (CLASS I)
L. Donald Bush, age 66; Farmer; Owner, Leland D. Bush & Sons                                                1992
Patrick D. Farver, age 45; President and Chief Operating officer (1994); Executive Vice President           1993
(through 1994), Blissfield Manufacturing Co., Blissfield, MI
Jeffrey A. Kuhman, age 53, Chief Executive Officer, Glycon Corp., supplier to the plastics extrusion        1997
industry, Tecumseh, MI
James C. Lawson, age 52; General Manager, Boley Fuels, Inc. (1999); private investor (1997-1999);           1986
President, Lenawee Fuels, Inc. (prior to 1997), Tecumseh, MI
D. J. Martin, age 60; President and Director, Martin's Home Center, Tecumseh, MI                            1985
David E. Maxwell, age 60; Executive Vice President and Chief Operating Officer; Director, Brazeway,         1986
Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2002 (CLASS II)
John H. Foss, age 57; Director, Vice President, Treasurer and Chief Financial Officer, Tecumseh Products    1992
Company, manufacturer of compressors and refrigeration components, engines, and power train components,
Tecumseh, MI
David S. Hickman, age 59; Chairman (1998) and Chief Executive Officer of the Company and the Bank,          1985
Tecumseh, MI
Ann Hinsdale Knisel, age 49; County Extension Director, Michigan State University Extension Service,        1993
Adrian, MI
John R. Robertstad, age 51, President, Chief Executive Officer and Director, Lenawee Health Alliance,       1997
Adrian, MI
Jeffrey T. Robideau, age 40; President, Tecumseh Corrugated Box Company, Tecumseh, MI                       1995
Scott F. Hill, age 40; Vice President, Krieghoff Lenawee Company, commercial and industrial construction    1999
contractor, Adrian, MI

DIRECTOR NOMINEES - TERMS EXPIRING IN 2003 (CLASS III)
David N. Berlin, age 51; Vice President, Sales & Engineering (1999); President (to 1999), The Metalloy      1991
Corporation, foundry, die casting and machining of aluminum castings, Hudson, MI
Joseph D. Butcko, age 57; Co-owner, Saline Properties, Inc., Saline, MI; Chief Operating Officer,           1997
Crescive Die & Tool, Inc. (to 1999)
Richard A. Gurdjian, age 55; President, Gurdjian & Associates, Inc., insurance and employee benefits,       1998
Adrian, MI
Kathryn M. Mohr, age 37; Attorney; Partner, Robison, Curphey & O'Connell, LLC, Adrian, MI and Toledo,       1998
Ohio


                                                                                                          Director
               Name, Age, and Five Year Business Experience                                                Since

DIRECTOR NOMINEES  (CONTINUED) - TERMS EXPIRING IN 2003 (CLASS III)
Richard Niethammer, age 62; Owner of Niethammer Transport, Hammer Trucking, RSK Leasing, York Woods         1997
Development and R&R Realty, Saline MI
John J. Wanke, age 50; President (1998) of the Company; President and Chief Operating Officer of the Bank   1994

DIRECTORS EMERITUS
Merlyn H. Downing, age 72; Retired Chairman, C.E.O. and Director of the Company, Tecumseh, MI               1985
William G. Thompson, age 85, Retired Chairman, C.E.O. and Director, Thompson Savings Bank, Hudson, MI       1992

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Incumbent Directors Downing, Hickman, and Martin were initially elected as Directors of the Company following its organization on May 31, 1985.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.

                                                                                                      Executive
           Name, Age, and Five Year Business Experience                                             Officer Since
David S. Hickman, age 59; Chairman (1998) and Chief Executive Officer of the Company and the Bank        1985
John J. Wanke, age 50; President (1998) of the Company; President and Chief Operating Officer of         1987
the Bank
Dale L. Chadderdon, age 51; Senior Vice President, Secretary and Treasurer of the Company;               1987
Executive Vice President and Chief Financial Officer of the Bank
Earl M. Roehm, age 57; Executive Vice President - Personal Banking of the Bank                           1995
Richard L. Boyce, age 38; Senior Vice President & Trust Officer of the Bank                              1995
Terry L. Douglass, age 50; Senior Vice President - Business Banking of the Bank                          1995
Thomas C. Gannon, age 46; Senior Vice President - Human Resources and Communication (1998);              1998
Division Human Resources Manager, Magna, International, Brighton MI (1996-1998); Vice President
of Administration, Lenawee Stamping Corporation, Tecumseh MI (1988-1996)

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
     INTERESTS - TRANSACTIONS WITH THE BANK

Directors and Executive Officers of the Company, and their related interests, were customers of and had transactions (including loans and commitments to lend) with the Bank in the ordinary course of business during 1999. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 1999 to all Directors and Executive Officers of the Company, as a group, was $15,289,974. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

In May of 1997, the Bank entered into a lease agreement with Saline Properties, Inc., of which Director Joseph D. Butcko is a principal. Mr. Butcko was subsequently appointed to the Board of Directors in September of 1997.The lease, at $2,081 per month for thirty-six months, was for property in Saline to be used as a temporary banking office, and was on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In June of 1999, the Bank moved from this location, and the lease will expire as scheduled in 2000.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Boards of Directors of the Company and the Bank have both appointed Audit and Compliance Review Committees consisting of Richard A. Gurdjian, Scott F. Hill, James C. Lawson, Jeffrey T. Robideau and John R. Robertstad. One of the functions of these Committees is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the Company's and the Bank's financial reporting. The Committees also review examination reports of the Federal and State regulatory agencies and recommend to their respective Boards of Directors the selection of independent auditors. The Committees make periodic reports to their respective Boards of Directors regarding these matters.

The Company's Audit and Compliance Review Committee and the Bank's Audit and Compliance Review Committee each met six times during the year ended December 31, 1999. The Company itself has no standing nominating or compensation committees of the Board of Directors, but similar nominating and compensation functions are performed by the Executive Committee of the Board of Directors of the Bank.

The Executive Committee of the Board of Directors of the Bank met six times during 1999, and is composed of the following Directors of the Bank: Joseph D. Butcko, John H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, David
E. Maxwell and John J. Wanke. The Committee presents a slate of nominees for approval of the Board of Directors and submission to the shareholders. Additionally, the Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan.

During the year ended December 31, 1999, the Board of Directors of the Company met a total of five times and the Board of Directors of the Bank met a total of twelve times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member, with the exception of David N. Berlin.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The Company has not paid any compensation, direct or indirect, to any officer. Moreover, management has no present intention of instituting any such compensation. In the event that substantial duties unrelated to the operation of the Bank should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

The following table sets forth the total compensation awarded to, earned by, or paid by the Bank during 1999, 1998 and 1997 to the Executive Officers who had total annual salary and bonus which exceeded $100,000:



                                                                         Annual Compensation          All Other
                                                                    ------------------------------
                  Name and Principal Position                       Year        Salary      Bonus    Compensation
                  ---------------------------                       ----       -------     -------   ------------
David S. Hickman, Chairman and C.E.O. of the Company and the        1999       $190,000    $45,168      $14,400
Bank                                                                1998        180,000     45,380       16,000
                                                                    1997        175,000     32,928       15,000

John J. Wanke, President of the Company and the Bank                1999       $130,000    $31,146      $13,321
                                                                    1998        124,500     31,515       14,037
                                                                    1997        121,000     22,611       13,280

Earl M. Roehm, Executive Vice President of the Bank                 1999       $120,000    $28,836      $11,539
                                                                    1998        115,400     18,695       12,689
                                                                    1997        112,500     13,500       12,132

Richard L. Boyce, Senior Vice President of the Bank                 1999       $ 88,000    $21,214      $ 9,104
                                                                    1998         85,000     20,435        9,579

Thomas C. Gannon, Senior Vice President of the Bank                 1999       $ 87,550    $15,883      $ 8,695

Dale L. Chadderdon, Senior Vice President of the Company;           1999       $ 84,000    $20,225      $ 8,821
Executive Vice President of the Bank                                1998         81,000     21,087        9,115

Terry L. Douglass, Senior Vice President of the Bank                1999       $ 80,500    $19,180      $ 8,416

Executive and other officers and employees of the Bank receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. These measures are constructed to recognize the influence of both external and internal factors on performance, and also include goals and objectives agreed upon by the plan participant and their evaluator. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors.

Bonuses for Executive Officers are accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. After the fifth year, the participants receive 30% of the accumulated fund balance annually. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually paid for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in whole or in part in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column. The amount listed above under "All other

Compensation" includes contributions to the Bank's Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

Effective January 1, 2000, the Bank adopted a supplemental employment retirement plan. The purpose of the plan is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person covered by this plan.

COMPENSATION OF DIRECTORS
Directors of the Company were paid an annual retainer of $600 with no additional fees for meetings attended. Directors of the Bank were paid an annual retainer of $3,000, plus fees for meetings attended according to the schedule below. No Director who is also an employee of either the Company or the Bank received any compensation for their services as a Director of the Company or the Bank.


           Meeting Attended                            Chairman      All other
           ----------------                            --------      ---------
               Board of Directors of the Bank             N/A           $250
               Executive Committee                        N/A            180
               Loan Committee                             N/A            180
               Trust Committee                           $205            180
               Audit Committee                            205            180
               CRA Committee                              N/A            180

Directors who are not employees do not participate in any of the Bank's employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman and Mr. Wanke are the only Directors that are paid a salary and are eligible for employee benefits. Directors have the option of deferring all or part of their annual retainers and Board meeting fees into the Director Retainer Stock Plan approved by Shareholders in 1996. In addition, Directors and other participants will have the option of participating in the Company's Stock Incentive Plan if approved at this meeting.

EMPLOYMENT CONTRACTS
The Company utilizes annual employment contracts with each of the Executive Officers of the Company. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Bank's designated CRA community for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Executive Committee of the Board of Directors serves as the Compensation Committee for the Company. The Committee reports that during 1999, Mr. Hickman and Mr. Wanke, who are Executive Officers of the Company, served as members of the Executive Committee. However, neither participated in decisions with respect to his own compensation. No other Executive Officer served as a member of the Executive Committee during 1999.

In addition, the Committee reports that:

     1. No executive officer of the Company serves on the Compensation Committee of another entity, one of whose executive officers served on the compensation committee of the Company;

     2. No executive officer of the Company served as a Director of another entity, one of whose executive officers served on the compensation committee of the Company;

     3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Executive Committee of the Board of Directors serves as the Board Compensation Committee of the Company, and is composed of Directors Butcko, Foss, Hickman, Lawson, Martin, Maxwell and Wanke. The Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan. The members of the above Committee offer the following explanation for the determination of the CEO's compensation for 1999:

The base salary for 1999 for Mr. Hickman reflects an increase from 1998. The Executive Committee is pleased with Mr. Hickman's leadership, and the combined performance of the entire senior management group. The compensation objective is to provide salaries above the midpoint of the range for banks in the $200 to $500 million asset peer group, and to award bonuses that are determined by financial performance.


                             STOCK PERFORMANCE GRAPH

The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with December 31, 1994 as a base date.

KBW is an institutionally oriented securities broker/ dealer and a full service investment bank. KBW is located in Hartford, CT and New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.

                                     [GRAPH]

             CUMULATIVE YEARLY PERCENTAGE TOTAL SHAREHOLDER RETURN


                 1994       1995       1996     1997      1998       1999
                 -----      -----      -----    -----     -----      -----
UBI              100.0      111.3      141.3    169.9     214.6      244.6
S&P 500          100.0      137.6      169.2    225.6     290.1      351.1
KBW 50           100.0      160.2      226.6    331.2     358.6      346.2

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of March 13, 2000, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to the Bank, such securities are held in its Trust & Investment Group.

The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1999.


                                              Amount and Nature of      Percent
Name and Address of Beneficial Owner           Beneficial Ownership     of Class
------------------------------------          ---------------------     --------
Lilley & Co., a nominee of                       242,322 (1)             13.3%
United Bank & Trust as Trustee
P.O. Box 248
Tecumseh, MI  49286

Cede & Co, on behalf of                          159,274 (2)             8.74%
Comerica Bank as Trustee
One Detroit Center
Detroit, MI  48275

     (1) The Bank as Trustee has sole voting and sole investment powers with respect to 140,253 of the shares, and shared voting and shared investment powers with respect to the remaining 102,069 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

     (2) The Trust Department of Comerica Bank has sole voting powers with respect to 120,125 of the shares, and shared voting power with respect to the remaining 39,149 of these shares. Comerica has sole dispositive power with respect to 9,713 of the shares, and shared dispositive power with respect to the remaining 149,549 of these shares.


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors, Director Nominees and Executive Officers, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1999, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers of the Company as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1999, according to information furnished to the Company by said persons.

Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Therefore, shares representing amounts deferred in these plans are not included in the totals below.

The numbers of shares show below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.


                                                                        Amount and Nature of               % of
                                                                        Beneficial Ownership      Total     total
                                                                        --------------------
                Name and Address of Beneficial Owner                     Shared        Sole       Shares     (2)
-----------------------------------------------------------------------------------------------------------------
DIRECTORS
David N. Berlin, 103 W. Main, Hudson, MI  49247                                           381          381    *
L. Donald Bush, 9432 Welch Road, Tecumseh, MI  49286                       852                         852    *
Joseph D. Butcko, P.O. Box 96, Saline, MI 48176                                         2,273        2,273    *
Patrick D. Farver, 484 Seel Drive, Adrian, MI  49221                     1,897  (1)     1,249        3,146    *
John H. Foss, 100 E. Patterson, Tecumseh, MI  49286                                       728          728    *
Richard A. Gurdjian, 525 Meadowbrook, Adrian, MI  49221                                   683          683    *
David S. Hickman, P.O. Box 248, Tecumseh, MI  49286                                    36,682       36,682    2.02%
Scott F. Hill, 10345 Newburg Rd. Tecumseh, MI  49286                     1,157  (1)       100        1,257    *
Ann Hinsdale Knisel, 4404 Livesay Rd., Sand Creek, MI  49279                              224          224    *
Jeffrey A. Kuhman, 8905 Hawthorne, Tecumseh, MI  49286                                 15,229       15,229    *
James C. Lawson, 513 N. Occidental, Tecumseh, MI  49286                 16,633  (1)     5,582       22,215    1.22%
D.J. Martin, 145 W. Chicago Blvd., Tecumseh, MI  49286                   9,327         30,448       39,775    2.24%
David E. Maxwell, P.O. Box 749, Adrian, MI  49221                        2,620  (1)    19,444       22,064    1.24%
Kathryn M. Mohr, 17837 Tecumseh St., Dundee, MI  48131                     630            105          735    *
Richard R. Niethammer, 9367 Sunset Lake Drive, Saline, MI  48176                          801          801    *
John R. Robertstad, 682 Stoneridge Drive, Adrian, MI  49221                206           2900        3,106    *
Jeffrey T. Robideau, 707 S. Evans St., Tecumseh, MI  49286               5,261         15,092       20,353    1.12%
John J. Wanke, P.O. Box 248, Tecumseh, MI  49286                           159          1,215        1,374    *
DIRECTORS EMERITUS
M. H. Downing, 406 Burt Street, Tecumseh, MI  49286                      5,757  (1)    10,843       16,600    *
William G. Thompson, 331 W. Main, Hudson, MI  49247                                     1,598        1,598    *
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Dale L. Chadderdon, P.O. Box 248, Tecumseh, MI  49286                    3,738          1,889        5,627    *
Earl M. Roehm, P.O. Box 248, Tecumseh, MI  49286                                          678          678    *
Richard L. Boyce, P.O. Box 248, Tecumseh, MI  49286                        122            337          459    *
Terry L. Douglass, P.O. Box 248, Tecumseh, MI  49286                                      477          477    *
Thomas C. Gannon, P.O. Box 248, Tecumseh, MI  49286                                                      0    *
All Directors and Executive Officers as a Group (25 persons)                                       197,317    10.8%

     (1) Shared voting and investment power and no direct ownership interest

     (2) The symbol "*" shown in this column indicates ownership of less than 1% of the Common Stock of the Company, which is the Company's only class of voting securities.

DISCLOSURE OF DELINQUENT FILERS
As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, no persons who were so required, failed to file reports on a timely basis.


                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.



                                  BY ORDER OF THE BOARD OF DIRECTORS



March 24, 2000                    Dale L. Chadderdon
                                  Senior Vice President, Secretary and Treasurer

                                   APPENDIX A


                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

         The Business of United Bancorp, Inc.                                                                     A-1
        -----------------------------------------------------------------------------------------------------------------

         Management's Discussion and Analysis
           Results of Operations                                                                                  A-2
          ---------------------------------------------------------------------------------------------------------------
           Financial Condition                                                                                    A-6
          ---------------------------------------------------------------------------------------------------------------
           Liquidity, Funds Management and Market Risk                                                           A-10
          ---------------------------------------------------------------------------------------------------------------
           Capital Resources                                                                                     A-13
          ---------------------------------------------------------------------------------------------------------------
           Prospective Accounting and Regulatory Changes                                                         A-14
          ---------------------------------------------------------------------------------------------------------------
           Year 2000 Readiness                                                                                   A-14
          ---------------------------------------------------------------------------------------------------------------
           Forward-Looking Statements                                                                            A-14
          ---------------------------------------------------------------------------------------------------------------

         Statement of Management Responsibility                                                                  A-15
        -----------------------------------------------------------------------------------------------------------------

         Report of Independent Auditors                                                                          A-16
        -----------------------------------------------------------------------------------------------------------------

         Consolidated Financial Statements
           Consolidated Balance Sheets                                                                           A-17
          ---------------------------------------------------------------------------------------------------------------
           Consolidated Statements of Income                                                                     A-18
          ---------------------------------------------------------------------------------------------------------------
           Consolidated Statements of Cash Flows                                                                 A-19
          ---------------------------------------------------------------------------------------------------------------
           Consolidated Statements of Changes in Shareholders' Equity                                            A-20
          ---------------------------------------------------------------------------------------------------------------
           Notes to Consolidated Financial Statements                                                            A-21
          ---------------------------------------------------------------------------------------------------------------

         NATURE OF BUSINESS

         United Bancorp, Inc. is a Michigan Bank Holding Company, with United Bank & Trust as its only wholly-owned subsidiary. The Bank is locally owned and managed, and offers a full range of financial services through a system of fifteen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.

                                    Page A-1

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS

 This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary, United Bank & Trust (the "Bank").

 RESULTS OF OPERATIONS

 Consolidated net income for 1999 was up .25% from the record level of earnings achieved in 1998. Continued growth and expansion, as well as slowing of activity in mortgage secondary market, placed a burden on earnings. As the same time, net interest margin remained strong, and noninterest income reached record levels.

 Earnings for 1999 were relatively steady for each quarter through the year. The chart below shows the trends in earnings for the four quarters of 1999.

        --------------------------------------------------------------------------------------------------
         in thousands of dollars, where appropriate             4th Qtr     3rd Qtr    2nd Qtr    1st Qtr
        --------------------------------------------------------------------------------------------------
         Net interest income before provision                   $ 4,360     $ 4,363    $ 4,274    $ 4,157
         Provision for loan losses                                  315         315        315        315
         Noninterest income                                       1,598       1,627      1,527      1,390
         Noninterest expense                                      3,897       3,836      3,795      3,574
         Federal income tax provision                               449         500        443        427
         Net income                                             $ 1,297     $ 1,339    $ 1,248    $ 1,231
         Return on average assets (a)                             1.23%       1.30%      1.24%      1.28%
         Return on average shareholders' equity (a)              12.60%      13.21%     12.59%     12.73%
        ==================================================================================================

           (a)  Annualized

 As is apparent from the chart above, each category of the income statement provided steady contribution to these stable earnings. In addition, control of noninterest expense in spite of continued expansion, as well as steadily improving noninterest income, resulted in sustained levels of performance.

 Continued asset growth, combined with relatively flat earnings growth, resulted in return on average assets for 1999 that was behind that achieved in 1998 and 1997. Return on average equity was impacted by average capital growth at a higher rate than average asset growth. On the other hand, the percentage of earnings paid as dividends, book value per share and cash dividends per share continue to provide improving returns to shareholders. The chart below shows trends in these ratios. All figures are adjusted to reflect stock dividends.

        -----------------------------------------------------------------------------------------------------
         Performance Ratios                                                                       5 Year
                                                                 1999        1998       1997      Average
        -----------------------------------------------------------------------------------------------------
         Return on average assets                                1.26%       1.33%      1.41%      1.35%
         Return on average shareholders' equity                 12.79%      13.68%     14.87%     14.40%
         Average equity to average total assets                   9.9%        9.7%       9.5%
         Dividend payout ratio                                   44.3%       40.2%      36.4%
         Book value per share                                  $ 22.52     $ 21.33    $ 19.54
         Cash dividends per share                                1.247       1.131      1.006
        =====================================================================================================

 Book value per share is based on shares outstanding at December 31, of 1,819,193 for 1999, 1,817,004 for 1998, and 1,814,748 for 1997 as adjusted for stock dividends. Dividends per share is based on average adjusted shares outstanding of 1,816,960 for 1999, 1,814,885 for 1998 and 1,812,615 in 1997, as
 adjusted for stock dividends.

                                    Page A-2

 Net Interest Income
 United Bancorp, Inc. derives the greatest portion of its income from net interest income. Successful attempts to influence deposit mix, as well as the benefit of continued growth, has resulted in margin ratios that have steadily improved over the past three years, in spite of wide swings in interest rates and flattening yield curves. The Yield Analysis table below provides insight into the various components of net interest income, as well as the results of loan growth and shifts in deposit mix that have helped to improve the margin.

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

                               -----------------------------------------------------------------------------------------
 Dollars in Thousands                                   1999                                       1998
                               -----------------------------------------------------------------------------------------
                                      Average                         Yield/        Average                     Yield/
 ASSETS                               Balance         Interest         Rate         Balance       Interest       Rate
                               -----------------------------------------------------------------------------------------
 Interest earning assets (a)
 ---------------------------
 Federal funds sold                   $   1,765       $     85         4.82%       $   9,635      $    509        5.29%
 Taxable securities                      51,713          3,171         6.13%          49,574         3,166        6.39%
 Tax exempt securities (b)               33,718          2,548         7.56%          35,283         2,734        7.75%
 Taxable loans                          283,080         24,304         8.59%         260,955        23,356        8.95%
 Tax exempt loans (b)                     1,738            132         7.62%           1,429           111        7.73%
                               --------------------------------                ----------------------------
 Total interest earning
     assets (b)                         372,014       $ 30,241         8.13%         356,876      $ 29,876        8.37%
 Cash and due from banks                 15,091                                       11,847
 Premises and
     equipment, net                      12,700                                       11,078
 Intangible assets                        3,804                                        2,365
 Other assets                             4,686                                        4,127
 Unrealized loss on secur-
     ities available for sale               (89)                                         487
 Allowance for loan losses               (3,042)                                      (2,613)
                               -----------------                               --------------

 Total Assets                         $ 405,164                                    $ 384,167
                               =================                               ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Interest bearing liabilities
 ----------------------------
 NOW accounts                         $  55,200       $  1,060         1.92%       $  43,942      $    726        1.65%
 Savings deposits                        73,467          1,651         2.25%          72,632         1,994        2.75%
 CDs $100,000 and over                   30,714          1,594         5.19%          34,641         1,976        5.70%
 Other int. bearing deposits            146,391          7,165         4.89%         143,527         7,646        5.33%
                               --------------------------------                ----------------------------
 Total int. bearing deposits            305,772         11,471         3.75%         294,742        12,342        4.19%
 Short term borrowings                    3,304            178         5.39%             715            37        5.15%
 Other borrowings                         9,855            605         6.14%          10,680           652        6.11%
                               --------------------------------                ----------------------------
 Total int. bearing liab.               318,931       $ 12,254         3.84%         306,137      $ 13,032        4.26%
 Nonint. bearing deposits                43,603                                       37,707
 Other liabilities                        2,623                                        3,016
 Shareholders' equity                    40,007                                       37,307
                               -----------------                               --------------
 Total Liabilities and
     Shareholders' Equity             $ 405,164                                    $ 384,167
                               =================                               ==============
 Net interest income (b)                              $ 17,987                                    $ 16,844
 Net spread                                                            4.29%                                      4.11%
 Net yield on interest earning assets (b)                              4.83%                                      4.72%
 Ratio of interest earning assets to
     interest bearing liabilities                                       1.17                                       1.17

                               ------------------------------------------
 Dollars in Thousands                               1997
                               ------------------------------------------
                                      Average                    Yield/
 ASSETS                               Balance      Interest       Rate
                               ------------------------------------------
 Interest earning assets (a)
 ---------------------------
 Federal funds sold                  $   4,011     $    215        5.37%
 Taxable securities                     48,194        3,139        6.51%
 Tax exempt securities (b)              32,659        2,553        7.82%
 Taxable loans                         248,043       22,515        9.08%
 Tax exempt loans (b)                    1,292          100        7.74%
                                ----------------------------
 Total interest earning
     assets (b)                        334,199     $ 28,522        8.53%
 Cash and due from banks                 9,524
 Premises and
     equipment, net                      9,167
 Intangible assets                       1,490
 Other assets                            3,605
 Unrealized loss on secur-
     ities available for sale              133
 Allowance for loan losses              (2,312)
                                ---------------

 Total Assets                        $ 355,806
                                ===============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Interest bearing liabilities
 ----------------------------
 NOW accounts                       $   38,959    $    590        1.51%
 Savings deposits                       70,742       2,029        2.87%
 CDs $100,000 and over                  41,209       2,408        5.84%
 Other int. bearing deposits           123,846       6,985        5.64%
                               ----------------------------
 Total int. bearing deposits           274,756      12,013        4.37%
 Short term borrowings                   3,380         157        4.64%
 Other borrowings                       11,479         724        6.31%
                               ----------------------------
 Total int. bearing liab.              289,615    $ 12,893        4.45%
 Nonint. bearing deposits               29,365
 Other liabilities                       3,105
 Shareholders' equity                   33,721
                               ---------------
 Total Liabilities and
     Shareholders' Equity           $  355,806
                               ===============
 Net interest income (b)                          $ 15,629
 Net spread                                                       4.08%
 Net yield on interest earning assets (b)                         4.68%
 Ratio of interest earning assets to
     interest bearing liabilities                                  1.15


  (a) Non-accrual loans and overdrafts are included in the average balances of loans.
  (b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.

 Net interest income was up 7.5% in 1999 over 1998. During 1999, as in 1998, both the yields on earning assets and the Company's cost of funds decreased, resulting in a slightly improved spread. This also contributed to an improvement in the Company's net interest margin.

                                    Page A-3

 As noted from the data in the tables below, substantially all of the improvement in net interest income during 1998 came as a result of changes in volume. This continued to be the case during 1999. At the same time, 1999 and 1998 produced significant declines in yields and cost of funds. Interest rate changes during neither year had a significant impact on the margin, as the decline in both yields and costs were relatively evenly matched.

 The tables below demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

--------------------------------------------------------------------------------------------------------------------------------
                                                   1999 compared to 1998                           1998 compared to 1997
                                                Increase (decrease) due to:                     Increase (decrease) due to:
 In thousands of dollars                   Volume          Rate            Net              Volume         Rate           Net
                                           ------          ----            ---              ------         ----           ---
--------------------------------------------------------------------------------------------------------------------------------
 Interest earned on:
     Federal funds sold                    $  (383)       $    (41)       $ (424)          $   297         $   (3)      $   294
     Taxable securities                        134            (129)            5                89            (62)           27
     Tax exempt securities                    (119)            (67)         (186)              203            (22)          181
     Taxable loans                           1,926            (978)          948             1,159           (318)          841
     Tax exempt loans                           24              (2)           22                11              -            11
    ----------------------------------------------------------------------------------------------------------------------------
         Total interest income             $ 1,582        $ (1,217)       $  365           $ 1,759         $ (405)      $ 1,354

 Interest expense on:
     NOW accounts                          $   205        $    129        $  334           $    79         $   57       $   136
     Savings deposits                           23            (366)         (343)               53            (88)          (35)
     Interest bearing CDs $100,000+           (213)           (169)         (382)             (376)           (56)         (432)
     Other interest bearing deposits           150            (631)         (481)            1,064           (403)          661
     Short term borrowings                     139               2           141              (136)            16          (120)
     Other borrowings                          (51)              4           (47)              (49)           (23)          (72)
    ----------------------------------------------------------------------------------------------------------------------------
         Total interest expense            $   253        $ (1,031)       $ (778)          $   635         $ (497)      $   138
    ----------------------------------------------------------------------------------------------------------------------------

 Net change in net interest income         $ 1,329        $   (186)       $1,143           $ 1,124         $   92       $ 1,216
================================================================================================================================

 Provision for Loan Losses
 During 1998 and 1997, the Bank experienced higher-than-ordinary charge-offs within its personal loan portfolio, principally as a result of direct and indirect installment loans that were placed on the books in 1995 and 1996. This trend subsided in 1999, with fewer charge-offs and more recoveries than in 1998. On the other hand, the mix of the portfolio continued to shift, with more loans in the business loan categories. This caused Management to continue to provide for estimated incurred losses in the portfolio. The provision for 1999 was substantially unchanged from 1998 and 1997, and combined with the lower net losses, increased the balance in the Allowance for Loan Losses. This provision provides for currently anticipated losses inherent in the current portfolio.

 The Bank has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Bank to maintain its high level of quality in the loan portfolio. These factors combine with the Bank's high level of residential real estate loans to support an allowance as a percent of total loans at a level that is somewhat below average for a commercial bank.

 Noninterest Income
 Total noninterest income increased 13.7% in 1999 over 1998, compared to an increase of 30.9% in 1998 over 1997. A number of items contributed to this continued improvement.

                                    Page A-4

 Deposit service charges provide a significant portion of the Bank's noninterest income. Minimal deposit service charge increases were initiated during 1998. However, shifts in the mix of the deposit portfolio resulting from new deposit products and entry into new markets contributed to an increase of 11.2% in 1998 over 1997. This improvement continued during 1999, as a result of continued deposit growth and a significant restructuring of the Bank's deposit products mid-year. This contributed to an increase in deposit service charges of 24.0% in 1999 over 1998.

 Also contributing to the overall profitability of the Company is the Trust & Investment Group of the Bank, as gross income generated from trust fees continues to provide significant fee income. Total Trust & Investment Group fee income increased 34.1% in 1999, compared to increases of 23.4% in 1998 and 34.0% in 1997. This revenue growth is a direct result of growth of assets managed by the Department due to new business as well as favorable market trends. At December 31, 1999, assets managed by the Department were $438.3 million, up from $311.4 at the end of 1998. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed, but are expected to continue to increase in future periods.

 Income from the sales and servicing of loans was down 48.9% in 1999, compared to an increase of 86.9% in 1998 and a decline of 5.1% in 1997 compared to 1996. During 1997, clients exhibited a preference for adjustable rate residential mortgages, resulting in a decreased proportion of those loans originated by the Bank being sold in the secondary market. This trend reversed in 1998, as clients generally selected fixed rate mortgages rather than variable rates. This resulted directly in an increase in fee income resulting from the sale of these loans. In 1999, the trend reversed again, clients exhibiting a preference to finance their residences using adjustable rate products.

 The Bank generally markets its production of fixed rate long term mortgages in the secondary market, and retains adjustable rate mortgages for its portfolio. The Bank maintains a portfolio of sold loans, and currently services $124.2 million of sold loans, compared to $121.4 million at the end of 1998 and $98.4 million at the end of 1997. These loans will continue to generate ongoing fee income for the life of the loans.

 Income from the sale of nondeposit investment products is generated in the Bank's insurance subsidiary, and is derived from two primary sources. Income from the sale of nondeposit investment products provides the largest proportion of income, and has experienced significant growth in the past two years as a result of increased sales volume. Income from this source improved 48.5% in 1999 over 1998, following an increase of 36.1% over 1997. The other principal source of income for the Insurance Subsidiary is from the sale of credit, life and title insurance policies. Continued contribution on the part of the Bank's insurance agency is anticipated.

 Other noninterest income during the year consisted of income from various fee-based banking services, including ATM and debit card interchange, sale of official checks, wire transfer fees, safe deposit box income and various other fees. In addition, some non-fee based income such as rental income of nonbank property and gain on sale of assets is included in these totals. Total other income increased 23.6% in 1999 over 1998, compared to 32.7% in 1998 over 1997, principally in the fee-based areas.

 Total noninterest income increased 13.7% in 1999 over 1998, in spite of the decline in income from loan sales and servicing. Management anticipates that noninterest income will continue to be emphasized in the future as a significant source of income to augment net interest income.

 Noninterest Expense
 Total noninterest expenses grew at an overall rate of 14.3% in 1999, compared to an increase of 21.7% during 1998. These increases reflect the Bank's continued expansion and growth during the most recent two years. During 1998, the Bank began a program to convert some banking offices to a new retail banking


                                    Page A-5
 concept. This conversion process continued in 1999. In addition, during 1999, the Bank completed construction of a new banking office in Saline, Michigan, and purchased a banking office from Great Lakes Bank. The expenses of the Company reflect both the facilities and staffing costs of these initiatives.

 Personnel expense continues to be the largest single area of expense, increasing 17.7% in 1999, compared to an increase of 26.1% in 1998. Total full-time equivalent staffing was 187.0 at the end of 1999, compared to 178.5 at December, 1998. Much of the increase in 1998 expense was a result of staff added late in 1997. During 1999, ten full-time equivalent staff additions relate specifically to new banking offices and conversion to the retail concept. In addition, the shift of sales of nondeposit investment products to bank staff during 1998 added to personnel expense of the Company. However, this additional cost was offset by increases in income from these products.

 In 1998, the Bank implemented an incentive compensation plan that pays bonuses to substantially all of its employees. While this plan contributed to benefits expense in 1998 and 1999, it also provided direct benefit to the net income of the Company.

 Occupancy and equipment expense moderated during 1999, increasing 1.1% over 1998 levels. Expansion undertaken during 1997 contributed to increases in occupancy and equipment expense for 1998 and future periods, with total occupancy and equipment expenses increasing 17.2% in 1998 over 1997. During 1998, the Bank purchased a new mainframe computer and software, as a part of its efforts to assure its compliance with Year 2000 requirements, and the additional depreciation and maintenance associated with the purchase also contributed to this increase.

 Other expenses continued to increase, at levels consistent with prior years. These increases reflect the continued cost of expansion and operation of fifteen banking offices and an insurance subsidiary.

 Federal Income Tax
 The Company's effective federal tax rate remained substantially unchanged from prior years. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities. The Bank intends to continue to invest in these securities as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

 The following chart shows the effective federal tax rates of the Company for the past three years.

        ----------------------------------------------------------------------------------------------------------------------
         Effective Tax Rates, in thousands of dollars where appropriate                     1999           1998          1997
        ----------------------------------------------------------------------------------------------------------------------
         Income before tax                                                               $ 6,934        $ 6,905       $ 6,829
         Federal income tax                                                                1,819          1,803         1,816
         Effective federal tax rate                                                        26.2%          26.1%         26.6%
        ======================================================================================================================

 FINANCIAL CONDITION

 Securities
 The securities portfolio declined during 1999, principally as a result of loan volume that exceeded deposit growth. The changes in the various categories of the portfolio are shown in the chart below.

        --------------------------------------------------------------------------------------------------------------------
         Change in Categories of Securities Portfolio, in thousands of dollars                         1999          1998
        --------------------------------------------------------------------------------------------------------------------
         U.S. Treasury and agency securities                                                        $  (6,623)     $ 17,647
         Mortgage backed agency securities                                                             (5,437)       (7,914)
         Tax exempt obligations of states and political subdivisions                                    2,543           491
         Corporate, taxable municipal and asset backed securities                                      (3,947)        5,511
        --------------------------------------------------------------------------------------------------------------------
           Change in total securities                                                               $ (13,464)     $ 15,735
        ====================================================================================================================


                                    Page A-6

 Strong growth in the loan portfolio, coupled with less-robust growth of deposit balances, resulted in a decrease in the Company's total securities portfolio during 1999. The only category of securities exhibiting growth was tax exempt obligations of states and political subdivisions. The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Bank, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions.

 The following chart shows the mix of the securities portfolio.

        -------------------------------------------------------------------------------------------------------------------
         Percentage Makeup of Securities Portfolio at December 31,                                     1999          1998
        -------------------------------------------------------------------------------------------------------------------
         U.S. Treasury and agency securities                                                           24.7%         28.2%
         Mortgage backed agency securities                                                             19.3%         22.3%
         Obligations of states and political subdivisions                                              46.2%         37.0%
         Corporate, asset backed and other securities                                                   9.8%         12.5%
        -------------------------------------------------------------------------------------------------------------------
           Total securities                                                                           100.0%        100.0%
        ===================================================================================================================

 Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 20% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Bank's portfolio contains no "high risk" mortgage securities or structured notes.

 As of October 1, 1999, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As permitted in SFAS No. 133, the Company transferred securities with an amortized cost of $34,176,000 and a fair value of $34,413,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during the fourth quarter of 1999. The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 1999 and 1998, in thousands of dollars.

          ----------------------------------------------------------------------------------------------------------------
           Unrealized Gains and Losses in the Investment Portfolio                      1999           1998        Change
          ----------------------------------------------------------------------------------------------------------------
           U.S. Treasury and agency securities                                        $ (301)       $   224      $   (525)
           Mortgage backed agency securities                                            (244)           207          (451)
           Obligations of states and political subdivisions                             (104)         1,069        (1,173)
           Corporate, asset backed and other securities                                 (107)            64          (171)
          ----------------------------------------------------------------------------------------------------------------
           Total Investment Securities                                                $ (756)       $ 1,564      $ (2,320)
          ================================================================================================================

 The decline in market value of the portfolio in relationship to its book value resulted from increased market rates during 1999. Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire portfolio is now classified as available for sale.

 Loans
 The chart below shows the percentage change in each category of the loan portfolio for 1999 and 1998.

        -----------------------------------------------------------------------------------------------------------------
         Percentage Change in Categories of Loan Portfolio                                            1999          1998
        -----------------------------------------------------------------------------------------------------------------
         Personal                                                                                     0.4%        -16.4%
         Business                                                                                    21.0%         11.4%
         Tax exempt                                                                                  23.8%         -6.8%
         Residential mortgage                                                                         8.8%          0.1%
         Construction                                                                                48.1%         55.2%
         Total loans                                                                                 14.1%          1.9%
        =================================================================================================================

                                    Page A-7

 Loan growth of 14.1% was consistent with the strong pace achieved in 1996 and 1997, and is considerably ahead of the 1.9% growth achieved in 1998. However, the 1998 growth figure is somewhat misleading. The volume of mortgage loans generated during 1998 reached record levels. During this period, as a result of record low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Bank sells most of its fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during 1998.

 During 1999, this volume subsided, and increases in loan volume was instead experienced primarily in the business lending portfolio. In addition, the trend of declining balances in the personal loan portfolio was reversed, with a small amount of growth achieved. The increase in tax exempt loans reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances.

 The Bank continues to be the single largest provider of residential mortgage loans in Lenawee County. As a full service lender, the Bank offers a variety of home mortgage loan products in its market. Entry into the Saline and Manchester markets have provided opportunities for future continued growth in all loan portfolios.

 Construction loan activity continued to be strong during 1999, reflecting continued growth of the commercial mortgage and residential housing activity in the Bank's market area. Residential construction loans will convert to residential mortgages to be retained in the Bank's portfolio or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

 Credit Quality
 The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of nonperforming loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient. The chart below shows the amount of nonperforming assets by category for each of the past five years.

        -------------------------------------------------------------------------------------------------------------------------
         Nonperforming Assets, in thousands of dollars             1999          1998         1997           1996          1995
        -------------------------------------------------------------------------------------------------------------------------
         Nonaccrual loans                                        $ 1,305       $   821      $    71        $   450         $  41
         Accruing loans past due 90 days or more                     174           194          910            663           163
         Troubled debt restructurings                                134           136          138              -             -
        -------------------------------------------------------------------------------------------------------------------------
           Total nonperforming loans                               1,613         1,151        1,119          1,113           204
         Other real estate                                           347           335          473            335            43
        -------------------------------------------------------------------------------------------------------------------------
           Total nonperforming assets                            $ 1,960       $ 1,486      $ 1,592        $ 1,448         $ 247
        =========================================================================================================================
         Percent of nonperforming loans to total loans             0.52%         0.43%        0.42%          0.46%         0.09%
        =========================================================================================================================
         Percent of nonperforming assets to total assets           0.46%         0.38%        0.43%          0.41%         0.08%
        =========================================================================================================================

 The percentage of nonperforming loans to total loans and nonperforming assets to total assets remained relatively unchanged from prior years, although the total dollars increased during 1999. The amount listed above as other real estate reflects one commercial property that was acquired in lieu of foreclosure in 1996. The property has been leased to a third party with an option to purchase, and no loss is anticipated.

 The Bank's delinquency of ninety days or more has remained low for the past two years, while nonaccrual loans have increased in each of the past two years. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. An increase in personal bankruptcies has contributed to these

                                    Page A-8
 totals, and some loss is anticipated on these loans. However, collection efforts continue on nonaccrual loans where possible, and should result in some recovery in future periods.

 In general, banks have experienced higher delinquencies in recent years, as personal borrowings reached all-time high levels. The Bank has noted an increase in delinquency as consumers near their debt limits. However, the Bank's delinquency ratios remain well below that of most other banks of similar size.

 Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

        ------------------------------------------------------------------------------------------------------------
         Percentage Makeup of Loan Portfolio at December 31,                                    1999          1998
        ------------------------------------------------------------------------------------------------------------
         Personal - direct                                                                      12.7%         13.0%
         Personal - indirect                                                                     6.4%          8.8%
         Business                                                                               32.4%         30.5%
         Tax exempt                                                                              0.6%          0.5%
         Residential mortgage                                                                   37.0%         38.8%
         Construction                                                                           10.9%          8.4%
        ------------------------------------------------------------------------------------------------------------
           Total loans                                                                         100.0%        100.0%
        ============================================================================================================

 The largest single category above is also generally the one with the least risk. Loans to finance residential mortgages, including construction loans, make up 47.9% of the portfolio at year end 1999, and are well-secured and have had historically low levels of net losses. Personal and business loans make up the balance of the portfolio.

 Growth in personal loan balances was flat during 1999, following a decline of $11.5 million during 1998. This portfolio consists of direct and indirect installment, home equity, credit card and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing. Substantially all of the decline in this portfolio during 1998 occurred in the direct and indirect installment loan portfolios. Losses incurred in this portfolio during 1998 have subsided, as recent production of personal loans generally have less credit risk than those booked during 1995 and 1996.

 Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Bank uses an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans contain no significant concentrations other than geographic concentrations within Lenawee, Monroe or Washtenaw Counties. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

 Deposits
 Deposit growth continued during 1999, assisted by the acquisition of the new Manchester office, and the addition of a larger banking office in Saline. During the year, the Bank undertook a restructuring of its deposit account product line-up. This resulted in a decline in the number of accounts, with no significant corresponding decline in deposit balances. Products such as Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth.

 The Bank's decline in certificates of deposit noted in 1998 reversed itself in 1999, as CD balances grew 9.2% during the year. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

                                    Page A-9

 As in the past, the majority of the Bank's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 1999 and 1998.

        -----------------------------------------------------------------------------------------------------------------
         Percentage Change in Deposits by Category                                                    1999          1998
        -----------------------------------------------------------------------------------------------------------------
         Noninterest bearing deposits                                                                10.3%         33.0%
         Interest bearing certificates of $100,000 or more                                            4.3%        -19.6%
         Other interest bearing deposits                                                              6.8%          7.1%
         Total deposits                                                                               7.0%          6.4%
        =================================================================================================================

 The chart below shows the percentage makeup of the deposit portfolio in 1999 and 1998. In financial institutions, the presence of interest bearing certificates of $100,000 or more often indicates a reliance upon purchased funds. However, in the Bank's deposit portfolio, these balances represent core deposits of local clients. The Bank does not support its growth through purchased or brokered deposits. The Bank's deposit rates are consistently competitive with other banks in its market area, including those new markets that the Bank entered in recent periods.

        -----------------------------------------------------------------------------------------------------------------
         Percentage Breakdown of Deposit Portfolio as of December 31,                                 1999          1998
        -----------------------------------------------------------------------------------------------------------------
         Noninterest bearing deposits                                                                13.0%         12.6%
         Interest bearing certificates of $100,000 or more                                            9.0%          9.2%
         Other interest bearing deposits                                                             78.0%         78.2%
        -----------------------------------------------------------------------------------------------------------------
           Total deposits                                                                           100.0%        100.0%
        =================================================================================================================

 Cash Equivalents and Borrowed Funds
 The company maintains correspondent accounts with a number of other banks for various purposes, including satisfaction of reserve requirements of the Federal Reserve system. In addition, cash sufficient to meet the operating needs of fifteen banking offices is maintained at its lowest practical levels. However, during the fourth quarter of 1999, cash levels were purposely inflated, in anticipation of potentially strong consumer demand for cash at the end of the year. This increase in cash levels caused increased borrowings in the federal funds market. At times, the Bank is a participant in the federal funds market, either as a borrower or seller. Federal funds are generally borrowed or sold for one-day periods. The Bank also has the ability to utilize short term advances from the Federal Home Loan Bank ("FHLB") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. While federal funds were used during 1999 and 1998, no short term advances or discount window borrowings were utilized during either year.

 The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found immediately below.

 LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

 Liquidity
 Throughout 1999, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, but overall, the Company's liquidity position during 1999 was considerably different than in 1998. The Company averaged net federal funds borrowed of $1.5 million during 1999, compared to average funds sold of $9.5 million for 1998. These changes were a direct result of loan growth which exceeded deposit growth, as well as additional borrowings to fund excess cash carried during the fourth quarter of 1999.


                                    Page A-10

 The Bank monitors its liquidity position regularly, and is in compliance with regulatory guidelines for liquidity. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and a line of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

 Funds Management and Market Risk
 The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

 Bank policies place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

 Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of coupon adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

 A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on 12 months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 1999, the Company would expect a maximum potential reduction in net interest margin of less than 6% if market rates increased under an immediate and sustained parallel shift of 200 basis points.

 The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 1999 and 1998.

                                    Page A-11

------------------------------------------------------------------------------------------------------------------------------------
                                                                     FINANCIAL INSTRUMENTS AT DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Principal Amount Maturing In:
 In thousands of dollars              ----------------------------------------------------------------------------------------------
 RATE-SENSITIVE ASSETS:                     2000               2001              2002            2003          2004     Thereafter
------------------------------------------------------------------------------------------------------------------------------------
 Fixed rate loans                        $  41,945           $ 21,440          $ 19,747        $ 17,447       $24,044      $78,957
 Average interest rate                         7.8%               8.5%              8.2%            8.1%          7.9%         7.5%
 Variable rate loans                     $  26,972           $ 14,139          $  9,056        $  6,255       $ 6,486      $41,779
 Average interest rate                         9.3%               8.9%              8.7%            8.2%          8.2%         8.9%
 Fixed rate investments                  $  20,082           $ 24,442          $ 12,589        $  7,240       $ 3,180      $ 8,190
 Average interest rate                         5.8%               5.8%              5.6%            5.5%          5.5%         5.6%
 Variable rate investments               $     784           $    784          $    784        $    783       $   297      $ 1,948
 Average interest rate                         6.3%               6.3%              6.3%            6.3%          6.3%         6.3%
 Other interest earning assets           $   1,576
 Average interest rate                         8.0%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand                                                                                                $46,829
 Savings & interest bearing
     demand                              $ 170,275
 Average interest rate                         2.9%
 Time deposits                           $  97,272           $ 27,660          $ 10,045        $  4,588       $ 4,172      $     2
 Average interest rate                         5.2%               5.4%              5.6%            5.7%          6.2%         3.7%
 Fixed rate borrowings                       $ 296           $    319          $    342        $    368       $   396      $ 1,903
 Average interest rate                         6.2%               6.2%              6.2%            6.2%          6.2%         6.2%
 Other interest bearing liabilities      $  19,300
 Average interest rate                         5.9%
====================================================================================================================================
-------------------------------------------------------------------
                                          FINANCIAL INSTRUMENTS
                                           AT DECEMBER 31, 1999
-------------------------------------------------------------------

 In thousands of dollars                               Fair Value
 RATE-SENSITIVE ASSETS:                   Total         12/31/99
-------------------------------------------------------------------
 Fixed rate loans                        $ 203,580       $ 201,826
 Average interest rate                         7.8%
 Variable rate loans                     $ 104,687       $ 104,644
 Average interest rate                         8.9%
 Fixed rate investments                  $  75,723       $  74,981
 Average interest rate                         5.8%
 Variable rate investments               $   5,380       $   5,366
 Average interest rate                         6.3%
 Other interest earning assets           $   1,576       $   1,576
 Average interest rate                         8.0%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand              $  46,829       $  46,829
 Savings & interest bearing
     demand                              $ 170,275       $ 170,275
 Average interest rate                         2.9%
 Time deposits                           $ 143,739       $ 143,410
 Average interest rate                         5.3%
 Fixed rate borrowings                   $   3,624       $   3,456
 Average interest rate                         6.2%
 Other interest bearing liabilities      $  19,300       $  19,300
 Average interest rate                         5.9%
===================================================================


-----------------------------------------------------------------------------------------------------------------------------------
                                                              FINANCIAL INSTRUMENTS AT DECEMBER 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Principal Amount Maturing In:
-----------------------------------------------------------------------------------------------------------------------------------
 RATE-SENSITIVE ASSETS:                     1999               2000              2001            2002          2003     Thereafter
-----------------------------------------------------------------------------------------------------------------------------------
 Fixed rate loans                         $ 34,375           $ 19,871          $ 18,064        $ 13,009       $12,670     $ 66,438
 Average interest rate                         8.4%               8.8%              8.6%            8.4%          8.1%         7.5%
 Variable rate loans                      $ 23,042           $ 10,016          $ 10,438        $ 11,848       $ 6,147     $ 44,331
 Average interest rate                         8.4%               8.7%              8.7%            8.8%          8.8%         8.8%
 Fixed rate investments                   $ 29,437           $ 16,658          $ 18,890        $  6,574       $ 4,402     $  9,801
 Average interest rate                         6.0%               6.1%              5.8%            5.5%          5.4%         5.5%
 Variable rate investments                $  2,479           $  1,566          $  1,387        $    661       $   221     $  1,251
 Average interest rate                         6.5%               6.7%              6.7%            6.7%          6.8%         6.9%
 Other interest earning assets            $  1,576
 Average interest rate                         8.0%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand                                                                                               $ 42,468
 Savings & interest bearing
     demand                               $163,179
 Average interest rate                         2.6%
 Time deposits                            $ 81,922           $ 35,396          $ 11,791        $  1,299       $ 1,195         $ 17
 Average interest rate                         5.5%               5.8%              5.3%            5.2%          5.1%         8.4%
 Fixed rate borrowings                    $  7,276           $    296          $    319        $    342       $   368     $  2,299
 Average interest rate                         6.0%               6.2%              6.2%            6.2%          6.2%         6.2%
 Other interest bearing liabilities       $  3,874
 Average interest rate                         5.5%

----------------------------------------------------------------------
                                            FINANCIAL INSTRUMENTS AT
                                               DECEMBER 31, 1998
----------------------------------------------------------------------

-----------------------------------------                 Fair Value
 RATE-SENSITIVE ASSETS:                      Total         12/31/98
----------------------------------------------------------------------
 Fixed rate loans                            $ 164,427      $ 166,085
 Average interest rate                             8.4%
 Variable rate loans                         $ 105,822      $ 106,189
 Average interest rate                             8.7%
 Fixed rate investments                      $  85,762      $  87,205
 Average interest rate                             5.7%
 Variable rate investments                   $   7,565      $   7,686
 Average interest rate                             6.7%
 Other interest earning assets               $   1,576      $   1,576
 Average interest rate                             8.0%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand                  $  42,468      $  42,468
 Savings & interest bearing
     demand                                  $ 163,179      $ 163,179
 Average interest rate                             2.6%
 Time deposits                               $ 131,620      $ 132,939
 Average interest rate                             5.3%
 Fixed rate borrowings                       $  10,900      $  11,087
 Average interest rate                             6.0%
 Other interest bearing liabilities          $   3,874      $   3,874
 Average interest rate                             5.5%


 The Company's primary market risk exposure increased somewhat from 1998 to 1999, based on data supplied by its measurement systems. This increase is consistent with an increase in interest rate risk in peer banks, and Management does not consider the magnitude of the change experienced by the Bank to be material. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The Committee's policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

                                    Page A-12

 The Funds Management Committee of the Bank is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

 The Funds Management policy of the Bank provides for a level of interest sensitivity which, Management believes, allows the Bank to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Bank to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

 The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 1999. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

---------------------------------------------------------------------------------------------------------------------------------
                          INTEREST SENSITIVITY SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Over 10
 In thousands of dollars                                      0-3 Mo.    4-12 Mo.       1-5 Yrs   5-10 Yrs    Years       Total
---------------------------------------------------------------------------------------------------------------------------------
 Securities                                                 $   8,967   $  17,315     $  47,451   $  7,840  $    350    $  81,923
 Loans                                                         77,853      40,778       109,453     65,253    14,930      308,267
---------------------------------------------------------------------------------------------------------------------------------
     Total earning assets                                   $  86,820   $  58,093     $ 156,904   $ 73,093  $ 15,280    $ 390,190

 Negotiated rate time deposits of $100,000 or more          $  18,047   $   7,392     $   7,006                         $  32,445
 Other interest bearing deposits                              210,496      31,612        39,459        $ 2                281,569
 Other borrowings                                              19,300         296         1,425      1,903                 22,924
---------------------------------------------------------------------------------------------------------------------------------
     Total interest bearing liabilities                     $ 247,843   $  39,300     $  47,890   $  1,905              $ 336,938
---------------------------------------------------------------------------------------------------------------------------------
 Net asset (liability) interest sensitivity exposure        $(161,023)  $  18,793     $ 109,014   $ 71,188  $ 15,280    $  53,252

 Cumulative net asset (liability) exposure                  $(161,023)  $(142,230)    $ (33,216)  $ 37,972  $ 53,252
 Cumulative ratio of asset to liability exposure                 0.35        0.50          0.90       1.11      1.16     to one
 Cumulative exposure as a percent of total assets              -37.7%      -33.3%         -7.8%       8.9%     12.5%
---------------------------------------------------------------------------------------------------------------------------------

 CAPITAL RESOURCES

 It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. These dividends have resulted in a dividend yield of approximately 2.81% and 3.00% in 1999 and 1998. Five percent stock dividends were paid to shareholders in 1999 and 1998. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

 The ratios of average equity to average assets of the Bank and the Company continued to increase through the retention of earnings during 1999, as average capital continued to grow at a faster rate than did average assets. Capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Financial Statements details the capital ratios of the Company, and the Company and the Bank are considered to be well-capitalized by their regulators.

 The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of earnings to fund growth while providing a reasonable return to shareholders.

                                    Page A-13

 PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

 Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

 YEAR 2000 READINESS

 Federal banking regulators required specific actions of every financial institution to become Year 2000 ready. These guidelines were fully met by the Bank, and no problems were encountered relating to the date change issue at the end of 1999.

 Overall, the cost of evaluating the Company's Year 2000 readiness and assuring its compliance did not have a measurable impact on the financial condition of the Company. The Bank regularly provides for upgrades and replacement of its computer software and hardware, and the Year 2000 situation did not significantly impact those expenditures.

 FORWARD-LOOKING STATEMENTS

 Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses, and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgements and statements of belief as to the outcome of future events. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; the ability of other companies on which the Company relies to be Year 2000 compliant; the ability of the Company to locate and correct all data sensitive computer code; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                    Page A-14

                        [UNITED BANCORP, INC. LETTERHEAD]

 STATEMENT OF MANAGEMENT'S RESPONSIBILITY


                           [UNITED BANCORP, INC. LOGO]

 Financial Statements
 The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

 The financial statements have been audited by the independent accounting firm of Crowe, Chizek and Company LLP, which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. Crowe Chizek's audit report is presented on the following page.

 Internal Control System
 The Company maintains a system of internal control over financial reporting which is designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its audit committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of an internal control system may vary over time.

 The Company assessed its internal control system as of December 31, 1999. Based on its assessment, the Company believes that, as of December 31, 1999, its system of internal control over financial reporting is adequate and appropriate.

 UNITED BANCORP, INC.



 David S. Hickman                          John J. Wanke
 Chairman and Chief Executive Officer      President and Chief Operating Officer




 Dale L. Chadderdon
 Senior Vice President, Secretary and Treasurer

                                   Page A-15

 REPORT OF INDEPENDENT AUDITORS
 United Bancorp, Inc. and Subsidiary


                              [CROWE CHIZEK LOGO]

         Shareholders and Board of Directors
         United Bancorp, Inc.
         Tecumseh, Michigan


         We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

         As disclosed in Note 1, on October 1, 1999 the Company changed its method of accounting for derivative instruments and hedging activities to comply with new accounting guidance.



                         CROWE, CHIZEK AND COMPANY LLP
                         Crowe, Chizek and Company LLP


                    Grand Rapids, Michigan
                    January 27, 2000

                                   Page A-16

 CONSOLIDATED BALANCE SHEETS
 United Bancorp, Inc. and Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             December 31,
In thousands of dollars                                                                                  1999                 1998
====================================================================================================================================
 ASSETS
 Total cash and cash equivalents                                                                      $  17,469            $  12,348

 Securities available for sale                                                                           81,923               58,468
 Securities held to maturity; fair value of $37,999 in 1998                                                --                 36,919
------------------------------------------------------------------------------------------------------------------------------------
 Total securities                                                                                        81,923               95,387

 Loans held for sale                                                                                        154                  535
 Portfolio loans                                                                                        308,113              269,714
------------------------------------------------------------------------------------------------------------------------------------
 Total loans                                                                                            308,267              270,249
 Less allowance for loan losses                                                                           3,300                2,799
------------------------------------------------------------------------------------------------------------------------------------
 Net loans                                                                                              304,967              267,450

 Premises and equipment, net                                                                             13,116               11,406
 Accrued interest receivable and other assets                                                            10,046                7,104
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                                         $ 427,521            $ 393,695
====================================================================================================================================

 LIABILITIES
 Deposits
      Noninterest bearing deposits                                                                    $  46,829            $  42,468
      Interest bearing certificates of deposit of $100,000 or more                                       32,445               31,108
      Other interest bearing deposits                                                                   281,569              263,691
------------------------------------------------------------------------------------------------------------------------------------
 Total deposits                                                                                         360,843              337,267

 Short term borrowings                                                                                   19,300                3,874
 Other borrowings                                                                                         3,624               10,900
 Accrued interest payable and other liabilities                                                           2,790                2,890
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                                      386,557              354,931
------------------------------------------------------------------------------------------------------------------------------------


 SHAREHOLDERS' EQUITY
 Common stock and paid in capital, no par value; 5,000,000 shares authorized,
      1,819,193 shares issued and outstanding in 1999 and 1,730,480 in 1998                              23,919               19,837
 Retained earnings                                                                                       17,544               18,607
 Accumulated other comprehensive income (loss), net of tax                                                 (499)                 320
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL SHAREHOLDERS' EQUITY                                                                              40,964               38,764
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                           $ 427,521            $ 393,695
====================================================================================================================================


 The accompanying notes are an integral part of these consolidated financial statements.


                                   Page A-17

 CONSOLIDATED STATEMENTS OF INCOME
 United Bancorp, Inc. and Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ended December 31,
 In thousands of dollars, except per share data                                        1999                 1998               1997
====================================================================================================================================
INTEREST INCOME
Loans
     Taxable                                                                         $24,304             $23,356             $22,515
     Tax exempt                                                                           91                  76                  69
Securities
     Taxable                                                                           3,171               3,166               3,139
     Tax exempt                                                                        1,757               1,886               1,767
Federal funds sold                                                                        85                 509                 215
------------------------------------------------------------------------------------------------------------------------------------
Total interest income                                                                 29,408              28,993              27,705
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Certificates of deposit of $100,000 or more                                            1,595               1,976               2,408
Other deposits                                                                         9,876              10,367               9,604
Short term borrowings                                                                    178                  37                 157
Other borrowings                                                                         605                 652                 724
------------------------------------------------------------------------------------------------------------------------------------
Total interest expense                                                                12,254              13,032              12,893
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                                   17,154              15,961              14,812
Provision for loan losses                                                              1,260               1,248               1,255
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                   15,894              14,713              13,557
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                                    2,054               1,657               1,490
Trust & Investment fee income                                                          2,152               1,605               1,301
Gains on securities transactions                                                          28                  54                   5
Loan sales and servicing                                                                 547               1,071                 573
Sales of nondeposit investment products                                                  649                 437                 321
Other income                                                                             712                 576                 434
------------------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                                               6,142               5,400               4,124
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                                                         8,389               7,128               5,654
Occupancy and equipment expense, net                                                   2,460               2,434               2,076
Other expense                                                                          4,253               3,646               3,122
------------------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                                             15,102              13,208              10,852
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FEDERAL INCOME TAX                                                       6,934               6,905               6,829
Federal income tax                                                                     1,819               1,803               1,816
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                           $ 5,115             $ 5,102             $ 5,013
====================================================================================================================================

Basic and diluted earnings per share                                                 $  2.81             $  2.81             $  2.76
====================================================================================================================================

 The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-18

 CONSOLIDATED STATEMENTS OF CASH FLOWS
 United Bancorp, Inc. and Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ended December 31,
 In thousands of dollars                                                                     1999           1998             1997
====================================================================================================================================
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                                              $  5,115         $  5,102         $  5,013

 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
 Depreciation and amortization                                                              1,877            1,635            1,396
 Provision for loan losses                                                                  1,260            1,248            1,255
 Change in loans held for sale                                                                381             (394)             658
 Gain on securities transactions                                                              (28)             (54)              (5)
 Change in accrued interest receivable and other assets                                      (468)            (874)            (281)
 Change in accrued interest payable and other liabilities                                      30             (251)             (49)
------------------------------------------------------------------------------------------------------------------------------------
 Total adjustments                                                                          3,052            1,310            2,974
------------------------------------------------------------------------------------------------------------------------------------
 Net cash from operating activities                                                         8,167            6,412            7,987
------------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Securities available for sale
      Purchases                                                                           (16,556)         (30,474)         (11,040)
      Sales                                                                                  --              3,035            2,002
      Maturities and calls                                                                 18,697            4,913            5,747
      Principal payments                                                                    7,149            6,642            5,925
 Securities held to maturity
      Purchases                                                                            (2,298)         (14,406)         (14,091)
      Maturities and calls                                                                  5,021           14,696           10,221
 Net increase in portfolio loans                                                          (39,264)          (5,513)         (25,309)
 Premises and equipment expenditures                                                       (3,028)          (1,806)          (3,279)
 Cash received for net liabilities assumed in acquisition of branch                        17,590             --             11,009
------------------------------------------------------------------------------------------------------------------------------------
 Net cash from investing activities                                                       (12,689)         (22,913)         (18,815)
------------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Net change in deposits                                                                     3,553           20,432            6,934
 Net change in short term borrowings                                                       15,426           (1,068)           4,333
 Principal payments on other borrowings                                                    (7,276)          (3,000)         (10,000)
 Proceeds from other borrowings                                                              --              3,900             --
 Proceeds from common stock transactions                                                      171              164              124
 Dividends paid                                                                            (2,231)          (1,985)          (1,809)
------------------------------------------------------------------------------------------------------------------------------------
 Net cash from financing activities                                                         9,643           18,443             (418)
------------------------------------------------------------------------------------------------------------------------------------
 NET CHANGE IN CASH AND CASH EQUIVALENTS                                                    5,121            1,942          (11,246)
 Cash and cash equivalents at beginning of year                                            12,348           10,406           21,652
------------------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                                                $ 17,469         $ 12,348         $ 10,406

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid                                                                           $ 12,333         $ 13,323         $ 12,861
 Income tax paid                                                                            1,900            2,000            1,803
 Securities transferred from held to maturity to available for sale                        34,176             --               --
 Loans transferred to other real estate                                                       106             --                138
 Increase in deposits from branch acquisitions                                             20,023             --             12,198
 Goodwill resulting from branch acquisitions                                                2,433             --              1,189

 The accompanying notes are an integral part of these consolidated financial statements.


                                   Page A-19

 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
 United Bancorp, Inc. and Subsidiary

---------------------------------------------------------------------------------------------------------------------------------
                                                                              Common      Retained
 IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA               Shares         Stock (1)    Earnings         AOCI (2)      Total
=================================================================================================================================
 Balance, December 31, 1996                                 1,565,890     $   13,500     $   18,419     $      129     $   32,048

 Net income, 1997                                                                             5,013                         5,013
 Other comprehensive income:
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                                    104            104
                                                                                                                       ----------
 Total comprehensive income                                                                                                 5,117

 Cash dividends declared, $1.006 per share                                                   (1,823)                       (1,823)
 Five percent stock dividend declared                          78,292          2,740         (2,740)                           --
 Common stock transactions                                      1,848             67                                           67
 Director and management deferred stock plans                                     59             (2)                           57
---------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1997                                 1,646,030     $   16,366     $   18,867     $      233     $   35,466


 Net income, 1998                                                                             5,102                         5,102
 Other comprehensive income:
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                                     87             87
                                                                                                                       ----------
 Total comprehensive income                                                                                                 5,189

 Cash dividends declared, $1.131 per share                                                   (2,053)                       (2,053)
 Five percent stock dividend declared                          82,298          3,292         (3,292)                           --
 Common stock transactions                                      2,152             94                                           94
 Director and management deferred stock plans                                     85            (17)                           68
---------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1998                                 1,730,480     $   19,837     $   18,607     $      320     $   38,764


 Net income, 1999                                                                             5,115                         5,115
 Other comprehensive income (loss):
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                                   (976)
      Net cumulative effect of adopting SFAS No. 133                                                           157
                                                                                                        ----------
 Total other comprehensive income (loss)                                                                                     (819)
                                                                                                                       ----------
 Total comprehensive income                                                                                                 4,296

 Cash dividends declared, $1.247 per share                                                   (2,267)                       (2,267)
 Five percent stock dividend declared                          86,512          3,893         (3,893)                           --
 Common stock transactions                                      2,201            100                                          100
 Director and management deferred stock plans                                     89            (18)                           71
---------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1999                                 1,819,193     $   23,919     $   17,544     $     (499)    $   40,964
=================================================================================================================================


(1)  Includes Paid In Capital

(2)  Accumulated Other Comprehensive Income (Loss), Net of Tax

 The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-20

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 United Bancorp, Inc. and Subsidiary

 NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS AND BASIS OF PRESENTATION
 The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiary, United Bank & Trust ("Bank"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, insurance, and trust and investment services, with operations conducted through its main office and fifteen offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

 USE OF ESTIMATES
 The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

 SECURITIES
 Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income (loss). Bonds and notes for which Management has the positive intent and the ability to hold to maturity are reported at amortized cost. Other securities such as Federal Home Loan Bank stock are carried at cost.

 As of October 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted in SFAS No. 133, the Company transferred securities with an amortized cost of $34,176,000 and a fair value of $34,413,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during the fourth quarter of 1999.

 Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

 LOANS HELD FOR SALE
 Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.


                                   Page A-21

 LOANS
 Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

 ALLOWANCE FOR LOAN LOSSES
 The allowance for loan losses is maintained at a level believed adequate by Management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income and reduced by net charge-offs.

 Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

 Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, credit card, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Bank's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectable. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection. Disclosures for impaired loans are not materially different from nonaccrual and renegotiated loan disclosures or non-performing and past-due asset disclosures.

 PREMISES AND EQUIPMENT
 Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and five to eight years for equipment.

 OTHER REAL ESTATE OWNED
 Other real estate, which is included with other assets, consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value. The historical average holding period for such properties is less than eighteen months. As of December 31, 1999 and 1998, other real estate owned totaled $347,000 and $335,000 and is included in other assets on the consolidated balance sheets.



                                   Page A-22

 INTANGIBLE ASSETS
 The value of core deposits acquired in bank and branch acquisitions is amortized on an accelerated method over the expected lives of the related accounts. The excess of purchase price over the fair value of assets and liabilities acquired (goodwill) is amortized on a straight-line basis over fifteen years. The unamortized value of core deposits and goodwill totaled $4,296,000 and $2,230,000 at December 31, 1999 and 1998 and amortization expense totaled $367,000, $257,000 and $192,000 for the years ended December 31, 1999, 1998, and 1997.

 SERVICING RIGHTS
 Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

 LONG-TERM ASSETS
 These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

 INCOME TAX
 The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

 EARNINGS PER SHARE
 Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In May, 1999, 1998 and 1997 five percent stock dividends were paid. Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends. The weighted average number of shares outstanding was 1,816,960 for 1999, 1,814,885 for 1998 and 1,812,615
 for 1997. The weighted average of contingently issuable shares was 4,839 for 1999, 4,102 for 1998 and 2,206 for 1997.

 STATEMENTS OF CASH FLOWS
 For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

 COMPREHENSIVE INCOME
 Comprehensive income consists of net income and other comprehensive income
 (loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

                                   Page A-23

 INDUSTRY SEGMENT
 The Company and its subsidiary are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

 RECLASSIFICATIONS
 Some items in prior year financial statements have been reclassified to conform with current year's presentation.

 NOTE 2 - ACQUISITIONS
 On April 17, 1999, the Bank acquired one office and related deposits from Great Lakes National Bank Michigan. Approximately $20.2 million of deposits were assumed. Core deposit premium associated with these deposits is not material. The excess of acquisition cost over fair value of the net assets acquired was $2.4 million. The transaction was accounted for under the purchase method, and intangible assets acquired are being amortized over their estimated economic lives.

 On December 5, 1997, the Bank acquired one office and related deposits from NBD Bank. Approximately $12.2 million of deposits were assumed. Core deposit premium associated with these deposits is not material. The excess of acquisition cost over fair value of the net assets acquired was $1.2 million. The transaction was accounted for under the purchase method, and intangible assets acquired are being amortized over their estimated economic lives.

 NOTE 3 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS
 The Bank is required to maintain average reserve balances in the form of cash or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Bank. The amounts of reserve balances required at December 31, 1999 and 1998 were approximately $6,605,000 and $5,179,000.

 NOTE 4 - SECURITIES
 The amortized cost and fair value of securities as of December 31, 1999, 1998 and 1997 are as follows:

------------------------------------------------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                           Amortized       Unrealized        Unrealized        Fair
In thousands of dollars                                                    Cost            Gains             Losses         Value
====================================================================================================================================
1999
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                      $20,537          $    17          $  (318)          $20,236
Mortgage backed agency securities                                         16,040               37             (281)           15,796
Obligations of states and political subdivisions                          37,973              257             (361)           37,869
Corporate, asset backed and other securities                               8,129               --             (107)            8,022
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                    $82,679          $   311          $(1,067)          $81,923
====================================================================================================================================

1998
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                      $26,635          $   230          $    (6)          $26,859
Mortgage backed agency securities                                         21,026              231              (24)           21,233
Asset backed and other securities                                         10,323               60               (7)           10,376
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                    $57,984          $   521          $   (37)          $58,468
====================================================================================================================================

1997
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                      $ 9,003          $   219          $   (10)          $ 9,212
Mortgage backed agency securities                                         29,011              194              (58)           29,147
Asset backed and other securities                                          4,120                9             --               4,129
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                    $42,134          $   422          $   (68)          $42,488
====================================================================================================================================


                                   Page A-24

------------------------------------------------------------------------------------------------------------------------------------
 SECURITIES HELD TO MATURITY                                                           Amortized  Unrealized   Unrealized    Fair
 In thousands of dollars                                                                  Cost      Gains        Losses      Value
====================================================================================================================================
 1998
------------------------------------------------------------------------------------------------------------------------------------
 Tax exempt obligations of states and political subdivisions                            $35,326     $ 1,081     $   (12)     $36,395
 Corporate and taxable municipal securities                                               1,593          11        --          1,604
------------------------------------------------------------------------------------------------------------------------------------
 Total                                                                                  $36,919     $ 1,092     $   (12)     $37,999
====================================================================================================================================

1997
------------------------------------------------------------------------------------------------------------------------------------
 Tax exempt obligations of states and political subdivisions                            $34,835     $ 1,135     $   (14)     $35,956
 Corporate and taxable municipal securities                                               2,329           2        --          2,331
------------------------------------------------------------------------------------------------------------------------------------
 Total                                                                                  $37,164     $ 1,137     $   (14)     $38,287
====================================================================================================================================

 Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                  1999        1998         1997
====================================================================================================================================
 Sales proceeds                                                                         $  --       $ 3,035     $ 2,002
 Gross gains on sales                                                                      --            54           6
 Gross losses on sales                                                                     --            --          (1)
 Gross gains on calls                                                                      28            --          --

 The amortized cost and fair value of securities by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Available for Sale
 SECURITIES                                                                                              ------------------
 As of December 31, 1999                                                                         Amortized                     Fair
 In thousands of dollars                                                                            Cost                      Value
====================================================================================================================================
 Due in one year or less                                                                          $ 8,685                    $ 8,704
 Due after one year through five years                                                             59,030                     58,505
 Due after five years through ten years                                                             8,555                      8,410
 Due after ten years                                                                                4,833                      4,728
 Equity securities                                                                                  1,576                      1,576
------------------------------------------------------------------------------------------------------------------------------------
 Total securities                                                                                 $82,679                    $81,923
====================================================================================================================================

 Securities carried at $21,424,000 and $9,114,000 as of December 31, 1999 and 1998 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.

 NOTE 5 - LOANS
 The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                            1999                     1998
====================================================================================================================================
 Personal                                                                                        $ 59,045                   $ 58,797
 Business, including commercial mortgages                                                          99,832                     82,521
 Tax exempt                                                                                         1,710                      1,381
 Residential mortgage                                                                             113,996                    104,368
 Residential mortgages held for sale                                                                  154                        535
 Construction                                                                                      33,530                     22,647
------------------------------------------------------------------------------------------------------------------------------------
 Total loans                                                                                     $308,267                   $270,249
====================================================================================================================================


                                   Page A-25

 NOTE 6 - ALLOWANCE FOR LOAN LOSSES
 An analysis of the allowance for loan losses for the years ended December 31 follows:

------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                       1999                    1998                    1997
====================================================================================================================================
Balance, January 1                                                          $ 2,799                 $ 2,467                 $ 2,320
Loans charged off                                                              (968)                 (1,106)                 (1,189)
Recoveries credited to allowance                                                209                     190                      81
Provision charged to operations                                               1,260                   1,248                   1,255
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                                        $ 3,300                 $ 2,799                 $ 2,467
====================================================================================================================================

 Information regarding impaired loans for the years ended December 31 follows:

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                       1999             1998           1997
====================================================================================================================================
 Average investment in impaired loans                                                         $1,574          $  908          $  938
 Interest income recognized on impaired loans                                                     52              36              79
 Interest income recognized on a cash basis                                                       52              36              60

 Balance of impaired loans at December 31                                                     $1,640          $1,163
      Portion for which no allowance for loan losses is allocated                              1,101             178
      Portion for which an allowance for loan losses is allocated                                539             985
      Portion of allowance for loan losses allocated to impaired loans                            65             136
====================================================================================================================================

 NOTE 7 - LOAN SERVICING
 Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of mortgage loans serviced for others was $124,179,000 and $121,371,000 at December 31, 1999 and 1998. The balance of loans serviced for others related to servicing rights that have been capitalized was $101,161,000 and $88,357,000 at December 31, 1999 and 1998.

 Unamortized cost of mortgage servicing rights for the period ended December 31 follows:


------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                     1999                     1998                     1997
====================================================================================================================================
 Balance at January 1                                                       $ 646                    $ 340                    $ 185
 Amount capitalized                                                           195                      468                      190
 Amount amortized                                                            (113)                    (162)                     (35)
------------------------------------------------------------------------------------------------------------------------------------
 Balance at December 31                                                     $ 728                    $ 646                    $ 340
====================================================================================================================================

 No valuation allowance was considered necessary at December 31, 1999 and 1998.

 NOTE 8 - PREMISES AND EQUIPMENT
 Premises and equipment as of December 31 consisted of the following:

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                        1999                         1998
====================================================================================================================================
 Land                                                                                        $  1,607                      $  1,586
 Buildings and improvements                                                                    10,547                         9,117
 Furniture and equipment                                                                        7,689                         7,083
 Computer software                                                                              1,342                         1,204
------------------------------------------------------------------------------------------------------------------------------------
 Total cost                                                                                    21,185                        18,990
 Less accumulated depreciation                                                                 (8,069)                       (7,584)
------------------------------------------------------------------------------------------------------------------------------------
 Premises and equipment, net                                                                 $ 13,116                      $ 11,406
====================================================================================================================================

 Depreciation expense was approximately $1,232,000 in 1999, $1,291,000 in 1998 and $1,078,000 in 1997.



                                   Page A-26

 NOTE 9 - DEPOSITS
 Information relating to maturities of time deposits as of December 31 is summarized below:

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                          1999                         1998
====================================================================================================================================
 Within one year                                                                              $  97,272                     $ 81,922
 Between one and two years                                                                       27,660                       35,396
 Between two and three years                                                                     10,045                       11,791
 Between three and four years                                                                     4,588                        1,299
 Between four and five years                                                                      4,172                        1,195
 More than five years                                                                                 2                           17
------------------------------------------------------------------------------------------------------------------------------------
 Total time deposits                                                                          $ 143,739                     $131,620
====================================================================================================================================

 NOTE 10 - SHORT TERM BORROWINGS
 The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $22.0 million from two major correspondent banks to purchase federal funds on a daily basis. There was $19.3 million and $3.2 million of federal funds purchased outstanding at December 31, 1999 and 1998.

 During 1999 the Company arranged for $10.5 million in short term credit from the Federal Reserve Bank discount window. At December 31, 1999 there was no outstanding balance.

 The Bank also enters into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury and agency securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. There was no outstanding balance at December 31, 1999 and $674,000 of repurchase agreements were outstanding at year-end 1998.

 NOTE 11 - OTHER BORROWINGS
 The Bank carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $3.6 million and $10.9 million at December 31, 1999 and 1998. As of December 31, 1999, those advances consist of $3.6 million at 6.18% due in scheduled payments from 2000 to 2008. These advances are collateralized by residential mortgage loans and U.S. Treasury and government agency securities under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 160% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.

 Maturities and scheduled principal payments over the next five years as of December 31 are shown below.

------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                          1999                        1998
====================================================================================================================================
Within one year                                                                                 $   296                      $ 7,276
Between one and two years                                                                           319                          296
Between two and three years                                                                         342                          319
Between three and four years                                                                        368                          342
Between four and five years                                                                         396                          368
More than five years                                                                              1,903                        2,299
------------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                      $ 3,624                      $10,900
====================================================================================================================================




                                   Page A-27

 NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
 The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the consolidated financial statements. The Bank's commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

 The following table shows the commitments to make loans and the unused lines of credit available to Bank clients at December 31:

------------------------------------------------------------------------------------------------------------------------------------
                                                                           1999                                     1998
------------------------------------------------------------------------------------------------------------------------------------
                                                                Variable            Fixed                Variable            Fixed
In thousands of dollars                                           Rate               Rate                  Rate               Rate
====================================================================================================================================
Commitments to make loans                                        $ 5,102             $ 3,771             $ 1,557             $ 6,681
Unused lines of credit                                            60,033               3,839              57,242               1,754
Standby letters of credit                                          1,719                --                 3,212                --
====================================================================================================================================

 Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 1999, the rates for amounts in the fixed rate category ranged from 6.75% to 10.50%.

 NOTE 13 - FEDERAL INCOME TAX
 Income tax expense consists of the following for the years ended December 31:

------------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                     1999                    1998                     1997
====================================================================================================================================
 Current                                                                   $ 1,981                  $   1,874                $ 1,814
 Deferred                                                                     (162)                       (71)                     2
------------------------------------------------------------------------------------------------------------ -----------------------
 Total income tax expense                                                  $ 1,819                  $   1,803                $ 1,816
====================================================================================================================================

 The components of deferred tax assets and liabilities at December 31, are as follows:

------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                                  1999                  1998
====================================================================================================================================
Deferred tax assets:
Allowance for loan losses                                                                            $    848               $   677
Deferred compensation                                                                                     184                   158
Unrealized depreciation on securities available for sale                                                  257                    --
Other                                                                                                      53                    36
------------------------------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                                            $  1,342               $   871

Deferred tax liabilities:
Property and equipment                                                                               $   (538)              $  (476)
Mortgage servicing rights                                                                                (248)                 (220)
Core deposit intangible                                                                                   (25)                  (48)
Unrealized appreciation on securities available for sale                                                 --                    (165)
Other                                                                                                    (203)                 (218)
------------------------------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                                       $ (1,014)              $(1,127)
------------------------------------------------------------------------------------------------------------------------------------
Net deferred tax asset (liability)                                                                   $    328               $  (256)
====================================================================================================================================

No valuation allowance was considered necessary at December 31, 1999 and 1998.




                                   Page A-28

 A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

--------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                         1999             1998             1997
==========================================================================================================================
 Income taxes at statutory rate of 34%                                          $ 2,358          $ 2,348          $ 2,322
 Effect of non-taxable income, net of nondeductible interest expense               (551)            (577)            (536)
 Other                                                                               12               32               30
--------------------------------------------------------------------------------------------------------------------------
 Total federal income tax                                                       $ 1,819          $ 1,803          $ 1,816
==========================================================================================================================

 NOTE 14- RELATED PARTY TRANSACTIONS
 Certain directors and executive officers of the Company and the Bank, including their immediate families and companies in which they are principal owners, are clients of the Bank. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 1998 was $10,248,000. During 1999, new loans to such related parties amounted to $7,568,000 and repayments amounted to $2,526,000, resulting in a balance at December 31, 1999 of $15,290,000. Related party deposits totaled $3,095,000 and $4,873,000 at December 31, 1999 and 1998.

 NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES
 Banking laws and regulations restrict the amount the Bank can transfer to the Company in the form of cash dividends and loans. At December 31, 1999, $11.2 million of retained earnings of the Bank were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Bank to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

 NOTE 16 - EMPLOYEE BENEFIT PLANS
 EMPLOYEE SAVINGS PLAN
 The Bank maintains a 401(k) employee savings plan which is available to substantially all employees. Individual employees may make contributions to the plan up to 15% of their compensation for 1999 and 1998. The maximum contribution was 12% of their compensation for 1997. The Bank offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Bank earnings. The Bank's contribution expense for 1999, 1998 and 1997 were $479,000, $459,000 and $348,000.

 Beginning in 1995, the Company began offering employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,282 shares in 1999, 2,072 shares in 1998 and 1,775 shares in 1997 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

 INCENTIVE COMPENSATION PLAN
 Bonuses for officers and other personnel are administered under an incentive compensation plan which requires a minimum return on assets and equity before any performance incentive award can be made. Bonuses for the seven executive officers consist of both cash and deferred cash payments, while payments for other participants are not deferred. Incentive compensation expense is included in salaries and employee benefits.

 DIRECTOR RETAINER STOCK PLAN
 In 1996, the Company adopted a deferred compensation plan designated as the Director Retainer Stock Plan. The plan is intended to provide eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service. The Director Plan did not increase any cash retainers or fees payable for board service, and any retainers or fees elected to be deferred under the


                                   Page A-29
 plan by an eligible director ultimately will be payable in common stock or cash at the discretion of the participant, in an amount equivalent to the market value of common stock at the time of payment.

 SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
 In 1996, the Company also adopted a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company or of the Bank or another affiliated entity to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan. The Management Plan did not increase the amounts of bonuses potentially payable to any employee.

 POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
 During 1997, the Company discontinued postretirement health care and life insurance benefits for future retirees. Approximately $151,000 of prior years accrued liability was reversed.

 NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS
 The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

-------------------------------------------------------------------------------------------------------------------------
 As of December 31,                                            1999                                    1998
-------------------------------------------------------------------------------------------------------------------------
                                                      Carrying                                Carrying
 In thousands of dollars                                Value       Fair Value                  Value         Fair Value
=========================================================================================================================
 Financial Assets
      Cash and cash equivalents                        $  17,469    $  17,469                $   12,348       $   12,348
      Securities                                          81,923       81,923                    95,387           96,467
      Net loans                                          304,967      303,170                   267,450          269,475
      Accrued interest receivable                          2,600        2,600                     2,432            2,432

 Financial Liabilities
      Deposit liabilities                              $(360,843)   $(360,514)               $ (337,267)      $ (338,586)
      Short term borrowings                              (19,300)     (19,300)                   (3,874)          (3,874)
      Other borrowings                                    (3,624)      (3,456)                  (10,900)         (11,087)
      Accrued interest payable                              (958)        (958)                   (1,037)          (1,037)
=========================================================================================================================

 Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

     Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

     Securities - Fair values for securities are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

     Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns

                                   Page A-30

     Deposit liabilities - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

     Short term borrowings - Carrying value is a reasonable approximation of fair value.

     Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

     Off-balance-sheet financial instruments - The Bank's commitments to extend credit, standby letters of credit, and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

 NOTE 18 - REGULATORY CAPITAL REQUIREMENTS
 The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

 The following table shows the Company's capital ratios and amounts compared to regulatory requirements at year end, in thousands of dollars where appropriate.

----------------------------------------------------------------------------------------------------------------------------------
                                                                            Minimum for                      Minimum To Be
                                                  Actual                  Capital Adequacy (1)             Well Capitalized (2)
                                         ------------------------   ----------------------------        -------------------------
                                            Amount        Ratio       Amount             Ratio           Amount            Ratio
==================================================================================================================================
 As of December 31, 1999
----------------------------------------------------------------------------------------------------------------------------------
 Total capital to risk weighted assets     $ 40,467        14.2%     $ 22,843              8.0%         $ 28,554            10.0%
 Tier I capital to risk weighted assets      37,167        13.0%       11,422              4.0%           17,133             6.0%
 Tier I capital to average assets            37,167         9.2%       16,207              4.0%           20,258             5.0%
==================================================================================================================================
==================================================================================================================================
 As of December 31, 1998
----------------------------------------------------------------------------------------------------------------------------------
 Total capital to risk weighted assets     $ 39,013        15.0%     $ 20,766              8.0%         $ 25,957            10.0%
 Tier I capital to risk weighted assets      36,214        14.0%       10,383              4.0%           15,574             6.0%
 Tier I capital to average assets            36,214         9.4%       15,367              4.0%           19,208             5.0%
==================================================================================================================================

 (1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.
 (2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

 The actual and required capital ratios of the Company and Bank are approximately the same. The Company and Bank were categorized as well-capitalized at year end 1999 and 1998 by their regulators.

                                   Page A-31

 NOTE 19 - OTHER COMPREHENSIVE INCOME (LOSS)
 Other comprehensive income (loss) components and related taxes were as follows:

----------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                 1999              1998             1997
==================================================================================================================================
 Unrealized gains and (losses) on securities available for sale                         $(1,450)           $ 178            $ 163
 Reclassification for amount transferred from held to maturity to
      available for sale upon adoption of SFAS No. 133                                      237                -                -
 Reclassification for realized amount included in income                                    (28)             (46)              (5)
----------------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss), before tax effect                               (1,241)             132              158
 Tax expense (benefit)                                                                     (422)              45               54
----------------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss)                                                 $  (819)           $  87            $ 104
==================================================================================================================================

 NOTE 20 - PARENT COMPANY ONLY FINANCIAL INFORMATION
 The condensed financial information for United Bancorp, Inc. is summarized below.

----------------------------------------------------------------------------------------------------------------------------------
 CONDENSED BALANCE SHEETS                                                                                    December 31,
 In thousands of dollars                                                                                1999             1998
==================================================================================================================================
 ASSETS
 Cash and cash equivalents                                                                              $    140         $    114
 Investment in subsidiary                                                                                 40,775           38,609
 Other assets                                                                                                776              734
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                                           $ 41,691         $ 39,457
==================================================================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities                                                                                            $    727         $    693
 Shareholders' equity                                                                                     40,964           38,764
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                             $ 41,691         $ 39,457
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF INCOME                                                              For the years ended December 31,
 In thousands of dollars                                                                 1999              1998             1997
==================================================================================================================================
 INCOME
 Dividends from subsidiary                                                              $ 2,168          $ 1,906          $ 1,748
 Other income                                                                                 1                1                1
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL INCOME                                                                             2,169            1,907            1,749

 TOTAL NONINTEREST EXPENSE                                                                   57               46               41
----------------------------------------------------------------------------------------------------------------------------------
 Income before undistributed net income of subsidiary and income taxes                    2,112            1,861            1,708
 Income tax benefit                                                                         (19)             (14)             (14)
----------------------------------------------------------------------------------------------------------------------------------
 Net income before undistributed net income of subsidiary                                 2,131            1,875            1,722
 Equity in undistributed net income of subsidiary                                         2,984            3,227            3,291
----------------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                                               5,115            5,102            5,013
 Net change in unrealized gains (losses) on securities held by subsidiary                  (819)              87              104
----------------------------------------------------------------------------------------------------------------------------------
 Other comprehensive income                                                                (819)              87              104
----------------------------------------------------------------------------------------------------------------------------------
 COMPREHENSIVE INCOME                                                                   $ 4,296          $ 5,189          $ 5,117
==================================================================================================================================


                                   Page A-32

----------------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF CASH FLOWS                                                         For the years ended December 31,
 In thousands of dollars                                                                1999              1998             1997
==================================================================================================================================
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                                             $ 5,115          $ 5,102          $ 5,013
 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
      FROM OPERATING ACTIVITIES
 Undistributed net income of subsidiary                                                  (2,984)          (3,227)          (3,291)
 Change in other assets                                                                     (42)             (81)               1
 Change in other liabilities                                                                 (3)              12               11
----------------------------------------------------------------------------------------------------------------------------------
 Total adjustments                                                                       (3,029)          (3,296)          (3,279)
----------------------------------------------------------------------------------------------------------------------------------
 Net cash from operating activities                                                       2,086            1,806            1,734
----------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from common stock transactions                                                    171              164              124
 Dividends paid                                                                          (2,231)          (1,985)          (1,809)
----------------------------------------------------------------------------------------------------------------------------------
 Net cash from financing activities                                                      (2,060)          (1,821)          (1,685)
----------------------------------------------------------------------------------------------------------------------------------

 NET CHANGE IN CASH AND CASH EQUIVALENTS                                                     26              (15)              49
 Cash and cash equivalents at beginning of year                                             114              129               80
----------------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                                               $   140          $   114          $   129
==================================================================================================================================


                                   Page A-33

                                   APPENDIX B
                              UNITED BANCORP, INC.
                             1999 STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS: As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a) "Applicable Event" shall mean (i) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 25% of the Company's issued and outstanding stock has been purchased, or (ii) the entry into an agreement by the Board of Directors of the Company to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, an agreement to sell or otherwise dispose of all or substantially all of the Company's or the Bank's assets (including a plan of liquidation), or the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is the surviving entity, pursuant to which more than 25% of the stock of the surviving company will be owned by persons who were not holders of the Company's issued and outstanding stock at the time of the agreement.

(b) "Bank" shall mean United Bancorp, Inc., and any subsidiary of United Bancorp, Inc.

(c) "Administrative Committee" shall mean a Committee consisting of the members of the Executive Committee of the Board of Directors of the Company who are not employees of the Company.

(d)  "Company" shall mean United Bancorp, Inc.

(e)  "Director" shall mean a member of the Board of Directors of the Company.

(f)  "Effective Date" with respect to the Plan shall mean the date specified in
     Section 2.3 as the Effective Date.

(g) "Fair Market Value" with respect to a share of Stock shall mean the fair market value of the Stock, as determined by application of market trading or such other reasonable valuation methods as the Committee shall adopt or apply. The Committee's determination of Fair Market Value shall be conclusive and binding on the Company and the Participant.

(h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of the Plan. Options granted under the Plan shall be Non-qualified Stock Options. Non-qualified Stock Options shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option under Section 422 of the Internal Revenue Code.

(i) "Participant" shall mean officers and Directors of the Company and/or any subsidiaries to whom an Option has been granted.

(j) "Plan" shall mean the United Bancorp, Inc. 1999 Stock Option Plan, the terms of which are set forth herein.

(k) "Plan Year" shall mean the twelve-month period beginning on the Effective Date, and each twelve-month period thereafter beginning on the anniversary date of the Effective Date.



                                    Page B-1

      (l) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

      (m) "Stock Option Agreement" shall mean the agreement between the Company and the Participant under which the Participant may purchase Stock pursuant to the terms of the Plan.


                                   ARTICLE II
                                    THE PLAN

      2.1 NAME. This plan shall be known as the "United Bancorp, Inc. 1999 Stock Option Plan."

      2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to officers and Directors of the Company and/or any subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Options under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends.

      2.3 EFFECTIVE DATE AND TERM. The Plan was approved by the Board of Directors of the Company on December 8, 1999 and shall be effective May 1, 2000, as approved by a majority of the shareholders of the Company present in person or by proxy at the meeting of shareholders of the Company held on April 18, 2000. The Plan shall terminate upon the fifth anniversary of the Effective Date, unless the plan is extended with the approval of the shareholders.


                                   ARTICLE III
                                 ADMINISTRATION

      3.1  ADMINISTRATION.

      (a) The Plan shall be administered by the Administrative Committee. Subject to the express provisions of the Plan, the Administrative Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised and the price at which such Option may be exercised.

      (b) Meetings of the Administrative Committee shall be held at such times and places as shall be determined from time to time by the Administrative Committee. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Administrative Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of the members.

      (c) No member of the Administrative Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be


                                    Page B-2
          subject to the determination, which shall be final and binding, of a majority of the whole Administrative Committee.

      3.2 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Administrative Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Administrative Committee may require. The Company shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                   ARTICLE IV
                                  PARTICIPANTS

      4.1 ELIGIBILITY. The Company's Management Committee and other vice presidents of the Company or subsidiaries that may be approved by the Administrative Committee, and Directors of the Company or subsidiaries.


                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

      5.1  GRANT OF OPTIONS AND LIMITATIONS.

      (a) As of the first day of each Plan Year, Options shall be granted according to the following schedule:

          1. Officers of the Company or subsidiaries as designated by the Administrative Committee shall be eligible to receive Options for the number of shares of Stock determined by the Administrative Committee.

          2. Each person who is a Director of the Company or its subsidiaries, and is not actively employed by the Company shall receive Options for 1,000 shares of Stock upon inception of the Plan.

      (b) STOCK AVAILABLE FOR OPTIONS. Subject to adjustment pursuant to the provisions of Section 9.3 hereof, the aggregate number of shares with respect to which Options may be granted during the term of the Plan shall not exceed 109,000 shares of Company Stock. Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

      5.2 OPTIONS UNDER THE PLAN. If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates. Shares of Stock that have been exercised with respect to which an Option granted hereunder shall not again be available for grant hereunder.


                                   ARTICLE VI
                                     OPTIONS

      6.1 OPTION GRANT AND AGREEMENT. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Administrative Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Participant. The Stock Option Agreement shall set


                                    Page B-3
      forth such terms and conditions as may be determined by the Administrative Committee consistent with the Plan.

      6.2 OPTION PRICE. The exercise price of the Stock subject to each Option shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

      6.3 OPTION GRANT AND EXERCISE PERIODS. No Option may be granted after the fifth anniversary of the Effective Date. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option.

      6.4  OPTION EXERCISE.

      (a) The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, (the "Act"), upon exercise of any Option, the Company shall not be required to issue such shares unless the Administrative Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Administrative Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act of applicable state securities laws, the Participant may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Administrative Committee be required to comply with exemptions from registrations under such laws. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act of applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      (b) Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

      (c) An Option shall be exercisable according to the following vesting schedule:

            33% after one year from the date of grant
            66% after two years from the date of grant
            100% after three years from the date of grant

          Provided, however, that upon the earlier of (i) the occurrence of an Applicable Event, (ii) the death of Participant (iii) or total disability, all Options granted to the Participant shall be fully exercisable in accordance with terms of the Plan. For purposes of this Plan, a Participant is totally disabled if he is receiving disability benefits under the Social Security Act as the result of a total and permanent disability, or is determined to be totally disabled under any long-term disability plan sponsored by the Company.



                                    Page B-4

            At the discretion of the Committee, all or a portion of Options previously granted to a Participant can be amended to reduce the vesting schedule or immediately 100% vest the Options.

        (d) Subject to such terms and conditions as may be determined by the Administrative Committee in its sole discretion upon grant of any Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

            1. by delivering to the Company at its principal office a check payable to the order of the Company, in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

            2. by delivering to the Company at its principal office certificates representing Stock, duly endorsed for transfer to the Company, having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

            3. by any combination of payments delivered pursuant to paragraphs (d)(1) and (d)(2) above.

        6.5 RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a Shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.


                                   ARTICLE VII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

        7.1 TERMINATION. The Board of Directors of the Company may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, however, that absent the approval of holders representing a majority of the voting shares of stock of the Company, no such action may:

        (a) increase the total number shares of Stock subject to the Plan, or

        (b) withdraw the administration of the Plan from the Administrative Committee; or

        (c) change the terms by which an Option may be exercised, in whole or in part, as described in Section 6.4 of this Plan; or

        (d) change the limitation on the price at which Options may be granted hereunder as provided by Section 6.2 or;

        (e) affect any Stock Option Agreement previously executed pursuant to the Plan without the consent of the Participant.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 NONTRANSFERABILITY OF OPTION. No Option may be transferred by a Participant under any circumstances. During the lifetime of a Participant the Option shall be exercisable only by the Participant.


                                    Page B-5

      8.2    EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

      (a) If a Participant's status as a Director or an employee of the Company terminates for any reason other than the death, disability or termination of service after attainment of age 65 for an employee, or age 70 for a Director, before the date of expiration of non-exercised Stock Options held by such Participant, such Stock Options shall become null and void on the 90th day following the date of such termination. A Participant who terminates employment with the Company, but retains his status as a Director, or an employee who is no longer a Director, is not considered terminated for purposes of this Section 8.2. The date of such termination shall be the date the Participant ceases to be a Director or employee of the Company.

      (b) If a Participant dies or becomes totally disabled before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) one year following the date of the Participant's death or disability. The executor, administrator, or personal representative of the estate of a deceased Participant shall have the right to exercise the Participant's Stock Option. To the extent that such Stock Options would otherwise be exercisable under the terms of the Plan and the Participant's Stock Option Agreement, such exercise may occur at any time prior to the termination date specified in this paragraph.

      (c) If a Participant separates from service after attainment of age 65 for an employee or age 70 for a Director before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) three years following the date of the Participant's termination of service.



      8.3 ANTIDILUTION. The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason or any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

      (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately.

      (b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 7.1, terminate.

      The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Administrative Committee and any such adjustment may provide for the elimination of fractional share interests.

      8.4 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

      8.5 TENURE. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto, shall confer upon any Director or officer, the right to continue in such position with the Company.

      8.6 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company, nor shall the Plan


                                    Page B-6
      preclude the Company from establishing any other forms of incentive or other compensation for Directors or officers of the Company.

      8.7 NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

      8.8 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

      8.9 SINGULAR, PLURAL GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include feminine.

      8.10 HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

      8.11 GOVERNING LAW. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the Laws of the State of Michigan.




















                                    Page B-7

                          [UNITED BANCORP, INC. LOGO]

================================================================================
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2000
================================================================================
The undersigned hereby appoints David S. Hickman and John J. Wanke, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. ("Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 18, 2000 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.

================================================================================
                                   PROPOSAL 1
  To elect six directors to serve as "Class III Directors" until the 2003 Annual Meeting of Shareholders, or until their successors have been elected and qualified:

                           Class III Director Nominees:
    David N. Berlin            Richard A. Gurdjian            Richard Niethammer
    Joseph D. Butcko             Kathryn M. Mohr              John J. Wanke

                                Mark only one box
| | FOR all nominees             | | FOR, except vote withheld from the
                                     following nominees:

| | WITHHELD from all nominees

                                 -----------------------------------------------

                                 -----------------------------------------------
================================================================================
================================================================================
                                   PROPOSAL 2
  To ratify the appointment of Crowe, Chizek and Company, LLP as independent auditors.
| | FOR                          | | AGAINST                     | | ABSTAIN
================================================================================
================================================================================
                                   PROPOSAL 3
  To approve adoption of the Company's 1999 Stock Option Plan.
| | FOR                          | | AGAINST                     | | ABSTAIN
================================================================================

                                      Witness my hand and seal this       day of
                                                                   -------
                                      ------------, 2000.


                                      ------------------------------------------
                                                    (Signature)


                                      ------------------------------------------
                                                    (Signature)


--------------------------------------------------------------------------------
  Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------


Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 - Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com